                                                                     EXHIBIT 4.2

                                LOAN AGREEMENT

                                BY AND BETWEEN

                       BORON, LEPORE & ASSOCIATES, INC.

                                      AND

                  FLEET NATIONAL BANK, AS AGENT AND A LENDER

                                      AND

                    THE OTHER FINANCIAL INSTITUTIONS NOW OR
                           HEREAFTER PARTIES HERETO

                         $20,000,000 SECURED TERM LOAN

                                      AND

                   $5,000,000 SECURED REVOLVING CREDIT LOAN


                               December 4, 1996

                                    INDEX TO
                                 LOAN AGREEMENT

                                                                                   Page
                                                                                   ----

ARTICLE 1. DEFINITIONS AND ACCOUNTING AND OTHER TERMS.............................   1

Section 1.1.       Certain Defined Terms..........................................   1
-----------        ---------------------
Section 1.2.       Accounting Terms...............................................  13
------------       ----------------
Section 1.3.       Other Terms....................................................  14
------------       -----------

ARTICLE 2. AMOUNT AND TERMS OF THE LOANS                                            14

Section 2.1.       The Loans......................................................  14
------------       ---------
Section 2.1.0.     The Revolving Credit Loans.....................................  14
--------------     --------------------------
Section 2.1.1.     Term Loans.....................................................  15
--------------     ----------

Section 2.2.       Interest and Fees on the Loans.................................  16
------------       ------------------------------

Section 2.2.1.     Interest.......................................................  16
--------------     --------
Section 2.2.2.     Fees...........................................................  16
--------------     ----
Section 2.2.3.     Increased Costs - Capital......................................  17
--------------     -------------------------

Section 2.3.       Notations......................................................  17
------------       ---------
Section 2.4.       Computation of Interest........................................  18
------------       -----------------------

Section 2.5.       Time of Payments and Prepayments in
------------       -----------------------------------
                   Immediately Available Funds....................................  18
                   ---------------------------

Section 2.5.1.     Time...........................................................  18
--------------     ----
Section 2.5.2.     Setoff, etc....................................................  19
--------------     ------------
Section 2.5.3.     Unconditional Obligations and No Deductions....................  19
--------------     -------------------------------------------

Section 2.6.       Prepayment and Certain Payments................................  19
------------       -------------------------------

Section 2.6.1.     Mandatory Payments.............................................  19
--------------     ------------------
Section 2.6.2.     Voluntary Prepayments..........................................  19
--------------     ---------------------
Section 2.6.3.     Prepayment of Libor Loans......................................  21
--------------     -------------------------
Section 2.6.4.     Permanent Reduction of Commitment..............................  21
--------------     ---------------------------------

Section 2.7.       Payment on Non-Business Days...................................  21
------------       ----------------------------
Section 2.8.       Use of Proceeds................................................  21
------------       ---------------

Section 2.9.       Special Libor Loan Provisions..................................  21
------------       -----------------------------

Section 2.9.1.     Requests.......................................................  21
--------------     --------
Section 2.9.2.     Libor Loans Unavailable........................................  22
--------------     -----------------------
Section 2.9.3.     Libor Lending Unlawful.........................................  22
--------------     ----------------------
Section 2.9.4.     Additional Costs on Libor Loans................................  23
--------------     -------------------------------
Section 2.9.5.     Libor Funding Losses...........................................  24
--------------     --------------------


Section 2.9.6.     Banking Practices..............................................  25
--------------     -----------------
Section 2.9.7.     Borrower's Options on Unavailability or
--------------     ---------------------------------------
                   Increased Cost of Libor Loans..................................  25
                   -----------------------------
Section 2.9.8.     Assumptions Concerning Funding of Libor Loans..................  26
--------------     ---------------------------------------------
Section 2.10.      Interest Rate Protection.......................................  26
-------------      ------------------------

ARTICLE 3. CONDITIONS OF LENDING..................................................  26

Section 3.1.       Conditions Precedent to the Commitment and to all Loans........  26
------------       -------------------------------------------------------

Section 3.1.1.     The Commitment and Initial Loans...............................  26
--------------     --------------------------------
Section 3.1.2.     The Commitment and the Loans...................................  29
--------------     ----------------------------

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.........................................  29

Section 4.1.       Representations and Warranties of the Borrower.................  29
------------       ----------------------------------------------

Section 4.1.1.     Organization and Existence.....................................  29
--------------     --------------------------
Section 4.1.2.     Authorization and Absence of Defaults..........................  30
--------------     -------------------------------------
Section 4.1.3.     Acquisition of Consents........................................  30
--------------     -----------------------
Section 4.1.4.     Validity and Enforceability....................................  30
--------------     ---------------------------
Section 4.1.5.     Financial Information..........................................  30
--------------     ---------------------
Section 4.1.6.     No Litigation..................................................  31
--------------     -------------
Section 4.1.7.     Regulation U...................................................  31
--------------     ------------
Section 4.1.8.     Absence of Adverse Agreements..................................  31
--------------     -----------------------------
Section 4.1.9.     Taxes..........................................................  31
--------------     -----
Section 4.1.10.    ERISA..........................................................  31
---------------    -----
Section 4.1.11.    Ownership of Properties........................................  32
---------------    -----------------------
Section 4.1.12.    Accuracy of Representations and Warranties.....................  32
---------------    ------------------------------------------
Section 4.1.13.    No Investment Company..........................................  32
---------------    ---------------------
Section 4.1.14.    Solvency, etc..................................................  32
---------------    --------------
Section 4.1.15.    [Intentionally omitted.] ......................................  33
---------------    ------------------------
Section 4.1.16.    Ownership Interests............................................  33
---------------    -------------------
Section 4.1.17.    Licenses, Registrations, Compliance with Laws, etc.............  33
---------------    ---------------------------------------------------
Section 4.1.18.    Principal Place of Business; Books and Records.................  33
---------------    ----------------------------------------------
Section 4.1.19.    Subsidiaries...................................................  33
---------------    ------------
Section 4.1.20.    Copyright......................................................  33
---------------    ---------
Section 4.1.21.    Environmental Compliance.......................................  33
---------------    ------------------------
Section 4.1.22.    Material Agreements, etc.......................................  34
---------------    -------------------------
Section 4.1.23.    Patents, Trademarks and Other Property Rights..................  34
---------------    ---------------------------------------------
Section 4.1.24.    Related Transaction Documents..................................  34
---------------    -----------------------------

ARTICLE 5. COVENANTS OF THE BORROWER..............................................  34

Section 5.1.       Affirmative Covenants of the Borrower
------------       -------------------------------------
                   Other than Reporting Requirements..............................  34
                   ---------------------------------

Section 5.1.1.     Payment of Taxes, etc..........................................  35
--------------     ----------------------
Section 5.1.2.     Maintenance of Insurance.......................................  35
--------------     ------------------------
Section 5.1.3.     Preservation of Existence, etc.................................  36
--------------     -------------------------------
Section 5.1.4.     Compliance with Laws, etc......................................  36
--------------     --------------------------
Section 5.1.5.     Visitation Rights..............................................  36
--------------     -----------------


Section 5.1.6.     Keeping of Records and Books of Account........................  36
--------------     ---------------------------------------
Section 5.1.7.     Maintenance of Properties, etc.................................  36
--------------     -------------------------------
Section 5.1.8.     Post-Closing Items.............................................  36
--------------     ------------------
Section 5.1.9.     Other Documents, etc...........................................  36
--------------     ---------------------
Section 5.1.10.    Minimum Interest Coverage Ratio................................  36
---------------    -------------------------------
Section 5.1.11.    Minimum Debt Service Coverage Ratio............................  37
---------------    -----------------------------------
Section 5.1.12.    Maximum Ratio of Total Indebtedness for
---------------    ---------------------------------------
                   Borrowed Money to EBITDA.......................................  37
                   ------------------------
Section 5.1.13.    Minimum EBITDA.................................................  37
---------------    --------------
Section 5.1.14.    Minimum Quick Ratio............................................  37
---------------    -------------------
Section 5.1.15.    Officer's Certificates and Requests............................  38
---------------    -----------------------------------
Section 5.1.16.    Depository.....................................................  38
---------------    ----------
Section 5.1.17.    Chief Executive Officer........................................  38
---------------    -----------------------
Section 5.1.18.    Notice of Purchase of Real Estate and Leases...................  38
---------------    --------------------------------------------
Section 5.1.19.    Additional Assurances..........................................  38
---------------    ---------------------
Section 5.1.20.    Appraisals.....................................................  38
---------------    ----------
Section 5.1.21.    Environmental Compliance.......................................  38
---------------    ------------------------
Section 5.1.22.    Remediation....................................................  39
---------------    -----------
Section 5.1.23.    Site Assessments...............................................  39
---------------    ----------------
Section 5.1.24.    Indemnity......................................................  39
---------------    ---------
Section 5.1.25.    Trademarks, Copyrights, etc....................................  39
---------------    ----------------------------
Section 5.1.26.    Database.......................................................  39
---------------    --------
Section 5.1.27.    Employee Confidentiality.......................................  39
---------------    ------------------------

Section 5.2.       Negative Covenants of the Borrower.............................  39
------------       ----------------------------------

Section 5.2.1.     Liens, etc.....................................................  40
--------------     -----------
Section 5.2.2.     Assumptions, Guaranties, etc. of Indebtedness of Other Persons.  41
--------------     ---------------------------------------------------------------
Section 5.2.3.     Acquisitions, Dissolution, etc.................................  41
--------------     -------------------------------
Section 5.2.4.     Change in Nature of Business...................................  42
--------------     ----------------------------
Section 5.2.5.     Ownership......................................................  42
--------------     ---------
Section 5.2.6.     Sale and Leaseback.............................................  42
--------------     ------------------
Section 5.2.7.     Sale of Accounts, etc..........................................  42
--------------     ----------------------
Section 5.2.8.     Indebtedness...................................................  42
--------------     ------------
Section 5.2.9.     Other Agreements...............................................  43
--------------     ----------------
Section 5.2.10.    Payment or Prepayment of Equity................................  43
---------------    -------------------------------
Section 5.2.11.    Dividends, Payments and Distributions..........................  43
---------------    -------------------------------------
Section 5.2.12.    Investments in or to Other Persons.............................  43
---------------    ----------------------------------
Section 5.2.13.    Transactions with Affiliates...................................  44
---------------    ----------------------------
Section 5.2.14.    Change of Fiscal Year..........................................  44
---------------    ---------------------
Section 5.2.15.    Subordination of Claims........................................  44
---------------    -----------------------
Section 5.2.16.    Compliance with ERISA..........................................  44
---------------    ---------------------
Section 5.2.17.    Capital Expenditures...........................................  44
---------------    --------------------
Section 5.2.18.    Hazardous Waste................................................  45
---------------    ---------------

Section 5.3.       Reporting Requirements.........................................  45
------------       ----------------------

ARTICLE 6. EVENTS OF DEFAULT......................................................  47

Section 6.1.       Events of Default..............................................  47
------------       -----------------

ARTICLE 7. REMEDIES OF LENDERS....................................................  48



ARTICLE 8. AGENT..................................................................  49

Section 8.1.       Appointment....................................................  49
------------       -----------

Section 8.2.       Powers; General Immunity.......................................  49
------------       ------------------------

Section 8.2.1.     Duties Specified...............................................  49
--------------     ----------------
Section 8.2.2.     No Responsibility For Certain Matters..........................  50
--------------     -------------------------------------
Section 8.2.3.     Exculpatory Provisions.........................................  50
--------------     ----------------------
Section 8.2.4.     Agent Entitled to Act as Lender................................  50
--------------     -------------------------------

Section 8.3.       Representations and Warranties; No Responsibility
------------       -------------------------------------------------
                   for Appraisal of Creditworthiness..............................  51
                   ---------------------------------
Section 8.4.       Right to Indemnity.............................................  51
------------       ------------------
Section 8.5.       Payee of Note Treated as Owner.................................  51
------------       ------------------------------
Section 8.6.       Resignation by Agent...........................................  51
------------       --------------------
Section 8.7.       Successor Agent................................................  52
------------       ---------------

ARTICLE 9. MISCELLANEOUS..........................................................  52

Section 9.1.       Consent to Jurisdiction and Service of Process.................  52
------------       ----------------------------------------------
Section 9.2.       Rights and Remedies Cumulative.................................  53
------------       ------------------------------
Section 9.3.       Delay or Omission not Waiver...................................  53
------------       ----------------------------
Section 9.4.       Waiver of Stay or Extension Laws...............................  53
------------       --------------------------------
Section 9.5.       Amendments, etc................................................  53
------------       ----------------
Section 9.6.       Addresses for Notices, etc.....................................  54
------------       ---------------------------
Section 9.7.       Costs, Expenses and Taxes......................................  55
------------       -------------------------
Section 9.8.       Participations.................................................  55
------------       --------------
Section 9.9.       Binding Effect; Assignment.....................................  56
------------       --------------------------
Section 9.10.      Actual Knowledge...............................................  56
-------------      ----------------
Section 9.11.      Substitutions and Assignments..................................  56
-------------      -----------------------------
Section 9.12.      Payments Pro Rata..............................................  58
-------------      -----------------
Section 9.13.      Indemnification................................................  58
-------------      ---------------
Section 9.14.      Confidentiality................................................  60
-------------      ---------------
Section 9.15.      Governing Law..................................................  60
-------------      -------------
Section 9.16.      Severability of Provisions.....................................  60
-------------      --------------------------
Section 9.17.      Headings.......................................................  60
-------------      --------
Section 9.18.      Counterparts...................................................  60
-------------      ------------


                             SCHEDULE OF EXHIBITS

EXHIBIT 1.0       EXTRAORDINARY COSTS AND GAINS
-----------       -----------------------------
EXHIBIT 1.1       EQUITY INVESTMENTS, OWNERSHIP INTERESTS
-----------       ---------------------------------------
                  AND SUBSIDIARIES
                  ----------------
EXHIBIT 1.2       RELATED TRANSACTION DOCUMENTS
-----------       -----------------------------
EXHIBIT 1.4       FORM OF INTEREST RATE ELECTION
-----------       ------------------------------
EXHIBIT 1.5       FORM OF REVOLVING CREDIT NOTE
-----------       -----------------------------
EXHIBIT 1.6       FORM OF TERM NOTE
-----------       -----------------
EXHIBIT 1.8       PERMITTED ENCUMBRANCES
-----------       ----------------------
EXHIBIT 1.9       PRO RATA SHARES AGENT'S AND LENDERS'
-----------       ------------------------------------
                  NOTICE ADDRESSES AND WIRE TRANSFER
                  ----------------------------------
                  INSTRUCTIONS
                  ------------
EXHIBIT 1.10      FORM OF REQUEST
------------      ---------------
EXHIBIT 2.1.0     FORM OF BORROWING BASE CERTIFICATE
-------------     ----------------------------------
EXHIBIT 3.1.1.8   PERMITTED INDEBTEDNESS AND CAPITALIZED
---------------   --------------------------------------
                  LEASES
                  ------
EXHIBIT 3.1.1.10  FORM OF COMPLIANCE CERTIFICATE
----------------  ------------------------------
EXHIBIT 4.1.1     FOREIGN QUALIFICATIONS
-------------     ----------------------
EXHIBIT 4.1.2     AUTHORIZATIONS
-------------     --------------
EXHIBIT 4.1.3     CONSENTS
-------------     --------
EXHIBIT 4.1.5     FINANCIAL STATEMENT EXCEPTIONS
-------------     ------------------------------
EXHIBIT 4.1.6     LITIGATION
-------------     ----------
EXHIBIT 4.1.8     ADVERSE AGREEMENTS
-------------     ------------------
EXHIBIT 4.1.9     TAXES
-------------     -----
EXHIBIT 4.1.11    REAL PROPERTY
--------------    -------------
EXHIBIT 4.1.17    GOVERNMENTAL PERMITS
--------------    --------------------
EXHIBIT 4.1.20    COPYRIGHTS
--------------    ----------
EXHIBIT 4.1.21    HAZARDOUS WASTE
--------------    ---------------
EXHIBIT 4.1.22    MATERIAL CONTRACTS
--------------    ------------------
EXHIBIT 4.1.23    INTELLECTUAL PROPERTY
--------------    ---------------------
EXHIBIT 5.2.2     GUARANTIES
-------------     ----------
EXHIBIT 5.2.13    TRANSACTIONS WITH AFFILIATES
--------------    ----------------------------
EXHIBIT 9.11.1    FORM OF SUBSTITUTION AGREEMENT
--------------    ------------------------------

                                 LOAN AGREEMENT


          Boron, LePore & Associates, Inc., a Delaware corporation and formerly a New Jersey corporation with a principal place of business at 17-17 Route 208 North, Fairlawn, NJ 07410 (hereinafter the "Borrower") and Fleet National Bank, a national banking association organized under the laws of the United States and having an office at 75 State Street, Boston, MA 02109 (hereinafter sometimes the "Agent" as Agent for itself and the other Lenders, sometimes "Fleet" and sometimes a "Lender") and each of the other Lenders who now are or hereafter become parties to this Agreement pursuant to the terms of Section 9.11 hereof,
                                                          ------------
hereby agree as follows:

                                   ARTICLE 1.

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

          Section 1.1.  Certain Defined Terms.  As used in this Agreement, the
          -----------   ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Adjusted Libor Rate" means, with respect to any Libor Loan to be made
           -------------------
by the Lenders for the Interest Period applicable to such Libor Loan, the interest rate per annum determined by the Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage)) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) the rate of interest determined by the Agent to be the average of the interest rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Lender by first-class banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period and (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Lender during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Lender with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or are otherwise imposed by the Board of Governors of the Federal Reserve System (or any successor) and which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Lender fails to provide its offered quotation to the Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation of the other Reference Lender. The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

          "Advance" and "Advances" means the funding by any Lender of all or a
           -------       --------
portion of the Loans in accordance with this Agreement.

          "Affiliate" means singly and collectively, the New Stockholders and
           ---------
any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower. For purposes of this definition, a Person shall be deemed to be "controlled by" the Borrower if the Borrower possesses, directly or indirectly, power either to (i) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the legal representative, successor or assign of any such Person.

          "Agent" means Fleet or any other Person which is at the time in
           -----
question serving as the agent under the terms of Article 8 hereof and the other Financing Documents.

          "Agreement" means this loan agreement, as the same may from time to
           ---------
time be amended.

          "A.M." means a time from and including 12 o'clock midnight to and
           ----
excluding 12 o'clock noon on any Business Day using Eastern Standard (Daylight Savings) time.

          "Applicable Margin" means for each Libor Loan, two and one-quarter
           -----------------
percent (2.25%) per annum; provided, however, that if, at any time on or after the receipt by the Agent of the quarterly financial statements for the Borrower's December 31, 1996 fiscal quarter and each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Section 5.3.3 hereof,
                                                          -------------
the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is less than 2.00:1.0, but greater than or equal to 1.50:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the next-to-last sentence of this definition, be two percent (2.0%), or (ii) is less than 1.50:1.0 and if and so long as no Event of Default or Default exists and is continuing, the Applicable Margin shall, subject to the next-to-last sentence of this definition, be one and one-half percent (1.50%).

          Any change in the Applicable Margin required pursuant to the foregoing shall become effective on the first day of the Borrower fiscal quarter immediately succeeding the Borrower fiscal quarter for which the Agent receives a Borrower financial statement establishing that a change in the Applicable Margin is so required together with, in the case of a decrease in the Applicable Margin, a written request for such rate decrease from the Borrower; provided, however, that each of the above-referenced interest rates shall remain in effect only so long as Borrower qualifies therefor and provided further, however, that interest rate reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Agent, repay to the Agent for the account of each Lender an amount equal to the excess of interest at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Section 5.3.3, any interest rate
                                               -------------
increase payable as a result thereof shall be retroactively effective to the date on which such increase would have been effective if the financial statement in question had been received by the Agent in accordance with Section 5.3.3, and
                                                              -------------
the Borrower shall pay any amount due as a result thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Applicable Margin in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on Libor Loans.

          "Authorized Representative" means the chief financial officer or the
           -------------------------
president or such other senior personnel of the Borrower as shall be duly authorized and designated from time to time in writing by the Borrower to execute documents, instruments and agreements on its behalf and to perform the functions of Authorized Representative under any of the Financing Documents.

          "Borrowed Money" means any obligation to repay funded Indebtedness,
           --------------
any Indebtedness evidenced by notes, bonds, debentures, guaranties or similar obligations including without limitation the Loans and any obligation to pay money under a conditional sale or other title retention agreement, the net aggregate rentals payable under any Capitalized Lease Obligation, any reimbursement obligation for any letter of credit and any obligations in respect of banker's and other acceptances or similar obligations.

          "Borrower" has the meaning assigned in the first paragraph of this
           --------
Agreement.

          "Budget" has the meaning assigned to such term in Section 5.3.7.
           ------                                           -------------

          "Business Condition" means the financial condition, business and
           ------------------
assets of a Person.

          "Business Day" means (i) for all purposes other than as covered by
           ------------
clause (ii) below, any day on which banks in Boston, Massachusetts or New York, New York are not authorized or required by applicable law to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Expenditures" means all expenditures paid or incurred by the
           --------------------
Borrower or any Subsidiary in respect of (i) the acquisition, construction, improvement or replacement of land, buildings, machinery, equipment, any other fixed assets or leaseholds and (ii) to the extent related to and not included in
(i) above, materials, contract labor and direct labor, which expenditures have been or should be, in accordance with GAAP, capitalized on the books of the Borrower or such Subsidiary. Where a fixed asset is acquired by a lease which is required to be capitalized pursuant to Statement of Financial Accounting Standards number 13 or any successor thereto, the amount required to be capitalized in accordance therewith shall be considered to be an expenditure in the year such asset is first leased.

          "Capitalized Lease Obligations" means all lease obligations which have
           -----------------------------
been or should be, in accordance with GAAP, capitalized on the books of the lessee.

          "Cash Equivalent Investments" means any Investment in (i) direct
           ---------------------------
obligations of the United States or any agency, authority or instrumentality thereof, or obligations guaranteed by the United States or any agency, authority or instrumentality thereof, whether or not supported by the full faith and credit of, a right to borrow from or the ability to be purchased by the United States; (ii) commercial paper rated in the highest grade by a nationally recognized statistical rating agency or which, if not rated, is issued or guaranteed by any issuer with outstanding long-term debt rated A or better by any nationally recognized statistical rating agency; (iii) demand and time deposits with, and certificates of deposit and bankers acceptances issued by, any office of the Agent, any Lender or any other bank or trust company which is organized under the laws of the United States or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, the outstanding long-term debt of which or of the holding company of which it is a subsidiary is rated A or better by any nationally recognized statistical rating agency; (iv) any short-term note which has a rating of MIG-2 or better by Moody's Investors Service Inc. or a comparable rating from any other nationally recognized statistical rating agency; (v) any municipal bond or other governmental obligation (including without limitation any industrial revenue bond or project note) which is rated A or better by any nationally recognized statistical rating agency; (vi) any other obligation of any issuer, the outstanding long-term debt of which is rated A or better by any nationally recognized statistical rating agency; (vii) any repurchase agreement with any financial institution described in clause (iii) above, relating to any of the foregoing instruments and fully collateralized by such instruments; (viii) shares of any open-end diversified investment company that has its assets invested only in investments of the types described in clause (i) through (vii) above at the time of purchase and which maintains a constant net asset value per share; and (ix) shares of any open-end diversified investment company registered under the Investment Company Act of 1940, as amended, which maintains a constant net asset value per share in accordance with regulations of the Securities & Exchange Commission, has aggregate net assets of not less than $50,000,000 on the date of purchase and either derives at least 95% of its gross income from interest on or gains from the sale of investments of the type described in clauses (i) through (vii), above or has at least 85% of the weighted average value of its assets invested in investments of such types; provided that the purchase of any shares in any particular investment company shall be limited to an aggregate amount owned at any one time of $500,000. Each Cash Equivalent Investment shall have a maturity of less than one year at the time of purchase; provided that the maturity of any repurchase agreement shall be deemed to be the repurchase date and not the maturity of the subject security and that the maturity of any variable or floating rate note subject to prepayment at the option of the holder shall be the period remaining (including any notice period remaining) before the holder is entitled to prepayment.

          "Change of Control" means, at any time prior to the completion of an
           -----------------
Initial Public Offering, any one of the following events: (i) any change in the ownership of the Borrower such that the New Stockholders and the Old Stockholders in the aggregate own less than 51% or the New Stockholders own less than 35% of the equity interests in the Borrower or (ii) any decrease in any of the voting rights in the Borrower now held by the New Stockholders and/or the Old Stockholders such that they cease to collectively hold 51% or more or the New Stockholders cease to hold 35% or more of the voting rights in the Borrower.

          "Closing Date" means the date on which all of the conditions precedent
           ------------
set forth in Section 3.1 of this Agreement have been satisfied and the Term Loan
             -----------
is funded in accordance with this Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commitment" means the Lenders' several commitments to make or
           ----------
maintain the Loans as set forth in Section 2.1.1 hereof in the maximum
                                   -------------
outstanding amount of each Lender's Pro Rata Share of $25,000,000 less the reductions set forth in Section 2.1 and less any reductions and prepayments or
                        -----------
repayments of the Term Loan as set forth in Section 2.6.
                                            -----------

          "Commonly Controlled Entity" means a Person, whether or not
           --------------------------
incorporated, which is under common control with the Borrower within the meaning of section 414(b) or (c) of the Code.

          "Current Liabilities" means all liabilities of the Borrower and the
           -------------------
Subsidiaries which would, in accordance with GAAP on a consolidated basis, be classified as current liabilities of corporations conducting a business the same as or similar to that of the Borrower and any Subsidiaries, including without limitation, all lease rental payments under Capitalized Lease Obligations and fixed prepayments of, and sinking fund payments and reserves with respect to, Indebtedness, in each case required to be made within one year from the date of determination.

          "Database" means that certain database owned and maintained  by the
           --------
Borrower containing a listing of doctors and other information utilized by the Borrower in its pharmaceutical marketing business.

          "Default" means an event or condition which with the giving of notice
           -------
or lapse of time or both would become an Event of Default.

          "Discharged Rights and Obligations" shall have the meaning assigned
           ---------------------------------
to such term in Section 9.11.4.
                --------------

          "Dollars" and the sign "$" mean lawful money of the United States of
           -------
America.

          "EBITDA" means, for any fiscal period, Net Income plus, to the extent
           ------                                           ----
accounted for in Net Income, Interest Expense, taxes, depreciation, amortization and other noncash charges minus non-cash gains and plus non-recurring
                          -----                    ----
extraordinary costs (minus non-recurring extraordinary gains) incurred by the
                     -----
Borrower and any Subsidiaries prior to December 31, 1996 in connection with closing of the Loans and the Related Transactions including without limitation nonrecurring extraordinary costs and gains listed on Exhibit 1.0, for such
                                                     -----------
period, all determined on an accrual and consolidated basis.

          "Effective Prime" means the Prime Rate plus three quarters of one
           ---------------
percent (.75%) per annum; provided, however, that if, at any time on or after the receipt by the Agent of the quarterly financial statements for the Borrower's December 31, 1996 fiscal quarter and each subsequent Borrower fiscal quarter provided to the Agent by the Borrower pursuant to Section 5.3.3 hereof,
                                                          -------------
the ratio of (a) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of the most recently ended fiscal quarter of the Borrower to (b) EBITDA for such fiscal quarter and for the three immediately preceding Borrower fiscal quarters, (i) is less than 2.00:1.0, but greater than or equal to 1.50:1.0 and if and so long as no Event of Default or Default exists and is continuing, Effective Prime shall, subject to the next-to-last sentence of this definition, be the Prime Rate plus one-half of one percent (.50%), or (ii) is less than 1.50:1.0 and if and so long as no Event of Default or Default exists and is continuing, Effective Prime shall, subject to the next-to-last sentence of this definition, be the Prime Rate.

          Any change in Effective Prime required pursuant to the foregoing shall become effective on the first day of the Borrower fiscal quarter immediately succeeding the Borrower fiscal quarter for which the Agent receives a Borrower financial statement establishing that a change in the Applicable Margin is so required together with, in the case of a decrease in Effective Prime, a written request for such rate decrease from the Borrower; provided, however, that each of the above-referenced interest rates shall remain in effect only so long as Borrower qualifies therefor and provided further, however, that interest rate reductions shall become final only on the basis of Borrower's annual audited financial statements and in the event that such annual audited financial statements establish that the Borrower was not entitled to a rate reduction which was previously granted, the Borrower shall, upon written demand by the Agent repay to the Agent for the account of each Lender an amount equal to the excess of interest at the rate which should have been charged based on such annual audited financial statements and the rate actually charged on the basis of Borrower's quarterly financial statement(s) (provided that in the event of a dispute as to the appropriate fiscal quarter as to which any adjustment should be allocated, the decision of the independent accountants of the Borrower shall be made in accordance with GAAP and shall be binding upon the Agent, the Lenders and the Borrower absent manifest error); and provided further, however, that in the event that Borrower fails to provide any financial statement on a timely basis in accordance with Section 5.3.3, any
                                                         -------------
interest rate increase payable as a result thereof shall be retroactively effective to the date on which such increase would have been effective if the financial statement in question had been received by the Agent in accordance with Section 5.3.3, and the Borrower shall pay any amount due as a result
     -------------
thereof upon written demand from the Agent. The Agent shall send the Borrower written acknowledgment of each change in the Effective Prime in accordance with the Agent's customary procedures as in effect from time to time, but the failure to send such acknowledgment shall have no effect on the effectiveness or applicability of the foregoing provisions of this definition or Borrower's obligations with respect to payment and calculation of interest on Prime Rate Loans.

          "Eligible Receivables" means accounts receivable of the Borrower
           --------------------
evidencing Indebtedness of Persons to the Borrower for goods actually sold and delivered or services actually performed in the ordinary course of business by the Borrower to or for such Person, which accounts receivable have been outstanding for less than ninety (90) days since their respective invoice dates, but excluding, however, (i) accounts receivable owing by officers, directors, shareholders or employees of Borrower, (ii) accounts receivable with respect to which goods are placed on consignment, guaranteed sale, "bill and hold" or other terms by reason of which the payment by the account debtor may be conditional,
(iii) accounts receivable owing by the United States or any agency, department or instrumentality thereof unless such accounts are freely assignable to the Agent under the United States Assignment of Claims Act and the Borrower has separately assigned each such account to the Agent in compliance with such Act,
(iv) accounts receivable owing by any Subsidiary or Affiliate of Borrower, (v) accounts receivable with respect to which Borrower or any Subsidiary or Affiliate is liable to the account debtor for goods sold or services provided to Borrower or any Subsidiary or Affiliate by such account debtor to the extent of Borrower's or any Subsidiary's or Affiliate's liability to such account debtor,
(vi) accounts receivable which are due and payable to Borrower from an account debtor located outside the United States of America unless supported by a letter of credit from a financial institution reasonably satisfactory to the Agent,
(vii) any accounts receivable as to which the account debtor has claimed any setoff or dispute to the extent of the amount in dispute, (viii) any accounts receivable subject to any Lien other than pursuant to the Security Documents,
(ix) any accounts receivable owing by any Person which is insolvent and/or the subject of any bankruptcy, receivership or other insolvency proceeding and (x) any accounts receivable arising out of bills for customer deposits.

          "Equity" means the Investments in Dollars by the New Stockholders in
           ------
the Borrower, made on or prior to the date of this Agreement in the aggregate amount of not less than $12,500,000 as set forth in Exhibit 1.1.
                                                    -----------

          "Equity Documents" means, collectively, all documents entered into by
           ----------------
the Borrower, the Old Stockholders and/or any of the New Stockholders in connection with the investment of the Equity.

          "ERISA" means the Employee Retirement Income Security Act of 1974
           -----
as amended from time to time.

          "Events of Default" has the meaning assigned to that term in
           -----------------
Section 6.1 of this Agreement.
-----------

          "Excess Cash Flow" means, for any fiscal year of the Borrower, the sum
           ----------------
of EBITDA for each Borrower fiscal quarter in such fiscal year, minus the sum of
                                                                -----
(i) an amount equal to the sum of payments included in Total Debt Service paid during each fiscal quarter in such fiscal year, (ii) to the extent not included in Total Debt Service, all Capital Expenditures permitted under Section 5.2.17
                                                                --------------
and paid during each Borrower fiscal quarter in such fiscal year and (iii) taxes payable during each Borrower fiscal quarter in such fiscal year.

          "Exhibit" means, when followed by a letter, the exhibit attached to
           -------
this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

          "Facility Fee" means, the fee payable by the Borrower on the Closing
           ------------
Date in accordance with Section 2.2.2 as set forth in the Side Letter.
                        -------------

          "Federal Funds Rate" means, for any day, the rate per annum (rounded
           ------------------
upward, if necessary, to the nearest 1/16th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, provided that (i) if such day is not a
                                      --------
Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Agent on such day on such transactions as determined by the Agent in its discretion exercised in good faith.

          "Financing Documents" means, collectively, this Agreement, each Note,
           -------------------
the Security Documents, the Side Letter, the Post-Closing Letter, any agreement with any Lender providing any interest rate protection arrangement and each other agreement, instrument or document now or hereafter executed in connection herewith or therewith.

          "GAAP" means generally accepted accounting principles in effect
           ----
from time to time in the United States of America.

          "Hazardous Material" shall mean any substance or material defined or
           ------------------
designated as a hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any United States federal, state or local environmental statute, regulation or ordinance.

          "Indebtedness" means, without duplication for any Person, (i) all
           ------------
indebtedness or other obligations of said Person for Borrowed Money or for the deferred purchase price of property or services, including, without limitation, all reimbursement obligations of said Person with respect to standby and/or documentary letters of credit (ii) all indebtedness or other obligations of any other Person ("Other Person") for Borrowed Money or for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for deposit or collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss, (iii) all indebtedness or other obligations of any Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of said Person, (v) obligations of such Person under contracts pursuant to which such Person has agreed to purchase interest rate protection or swap interest rate obligations and (vi) all other liabilities or obligations of said Person which would, in accordance with GAAP, be classified as liabilities of such a Person.

          "Initial Public Offering" means the Borrower and/or any Subsidiary
           -----------------------
filing a Form S-1 or any other form of registration statement then available for registration with the Securities and Exchange Commission or otherwise conducting an initial public offering of any class of the Borrower's or any Subsidiary's securities.

          "Interest Adjustment Date" means (i) as to any Prime Rate Loan to be
           ------------------------
converted to a Libor Loan the Business Day elected by the Borrower in its applicable Interest Rate Election, but being not less than three (3) Business Days after the receipt by the Agent before 12:00 o'clock P.M. on a Business Day of an Interest Rate Election electing the Libor Rate as the interest rate on such Loan; and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan.

          "Interest Expense" means, with respect to any fiscal quarter, the
           ----------------
aggregate amount required to be accrued by the Borrower and any Subsidiaries in such fiscal quarter for interest, fees (excluding, however, the Facility Fee being paid to the Agent on the Closing Date), charges and expenses, however characterized, on its Indebtedness, including, without limitation, all such interest, fees, charges and expenses required to be accrued with respect to Indebtedness under the Financing Documents.

          "Interest Period" means:
           ---------------

          With respect to each Libor Loan:

          (i) initially, the period commencing on the date of such Libor Loan and ending one, two, three, four or six months thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9; and
                     -----------

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, two, three, four or six months thereafter as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.9;
                     -----------

          provided that clauses (i) and (ii) of this definition are subject to
          -------- ----
          the following:

     (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

     (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month; and

     (C) for the Term Loan, no Interest Period shall end after the Term Loan Repayment Date and for the Revolving Credit Loan, no Interest Period shall end after the Revolving Credit Repayment Date; and

     (D) with respect to all Libor Loans, no more than five (5) Interest Periods may be in effect at any time.

     "Interest Rate Election" means the Borrower's irrevocable telecopied or
      ----------------------
telephonic notice of election, which shall be promptly confirmed by a written notice of election that Effective Prime or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such telecopied or telephonic notice and written confirmation thereof to be in the form of Exhibit 1.4 and to be received
                                                  -----------
by the Agent prior to 12:00 o'clock P.M. on a Business Day and at least three
(3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan, and by 12:00 p.m. on an Interest Adjustment Date in the case of a Prime Rate Loan, each such Interest Rate Election, subject to the terms of this Agreement to apply to the Advance or the Loan referred to in such Interest Rate Election or to effect a change in the interest rate on the applicable portion of the Loans then outstanding, as applicable, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such Interest Rate Election by the Agent. Any Interest Rate Election received by the Agent after 12 o'clock P.M. on a Business Day shall be deemed, for all purposes of this Agreement to have been received prior to 12 o'clock P.M. on the next succeeding Business Day.

     "Investment" means any investment in any Person whether by means of a
      ----------
purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance or other means.

     "Lender" means Fleet, or any financial institution which hereafter becomes
      ------
a party hereto pursuant to the terms of Section 9.11, each in their individual
                                        ------------
capacity, and "Lenders" means Fleet and each of such financial institutions.

     "Libor Loan" means any portion of any Loan bearing interest at the Libor
      ----------
Rate.

     "Libor Rate" means, for any Interest Period, the Adjusted Libor Rate in
      ----------
effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

     "Loan Formula Amount" means the lesser of (a) the Revolving Credit Loan
      -------------------
Commitment, or (b) an amount equal to eighty percent (80%) of the Net Outstanding Amount of Eligible Receivables.

     "Loans" and "Loan" means at any time the outstanding principal amount of
      -----       ----
Indebtedness owed to the Lenders or to any lender, as the context may require pursuant to this Agreement.

     "Majority Lenders" means Lenders holding an aggregate Pro Rata Share of the
      ----------------
outstanding principal balance of the Loans in an amount equal to or in excess of 66.67% of the total outstanding principal balance of the Loans and if there is no outstanding principal balance of the Loans, Lenders having at least 66.67% of the Commitment.

     "Material Adverse Effect" means material adverse effect on (i) the ability
      -----------------------
of the Borrower or any Subsidiary to fulfill their obligations under any of the Financing Documents or (ii) the Business Condition of the Borrower or any Subsidiary.

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Income" means, for any fiscal period, the net after tax income (loss)
      ----------
of the Borrower and any Subsidiaries for such period determined on an accrual and consolidated basis.

     "Net Outstanding Amount of Eligible Receivables" means the net amount of
      ----------------------------------------------
Eligible Receivables outstanding after eliminating from the aggregate amount of outstanding Eligible Receivables all payments, adjustments and credits applicable thereto, all as determined by the Agent in its discretion, which determination shall be final and binding upon the Borrower absent manifest error.

     "New Stockholders" means TA.
      ----------------

     "Note" means any promissory note of the Borrower payable to the order of a
      ----
Lender and substantially in the form of Exhibit 1.5 or Exhibit 1.6 and
                                        -----------    -----------
evidencing all or a portion of the Loan and "Notes" means all of the Notes, collectively.

     "Obligations" mean any and all Indebtedness, obligations and liabilities of
      -----------
Borrower and/or any Subsidiaries under any of the Financing Documents to any one or more of the Lenders and/or the Agent of every kind and description, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including, without limitation, all Loans, interest, taxes, fees, charges, and expenses under the Financing Documents and attorneys' fees chargeable to the Borrower and/or any Subsidiaries or incurred by any of the Lenders and/or the Agent under any of the Financing Documents.

     "Officer's Certificate" means a certificate signed by an Authorized
      ---------------------
Representative and delivered to the Agent on behalf of the Lenders.

     "Old Stockholders" means Patrick LePore, Gregory Boron, Chris Sweeney and
      ----------------
Michael Foti.

     "PBGC" means the Pension Benefit Guaranty Corporation established pursuant
      ----
to subtitle A of Title IV of ERISA.

     "P.M." means a time from and including 12 o'clock noon on any Business Day
      ----
to the end of such Business Day using Eastern Standard (Daylight Savings) time.

     "Permitted Encumbrances" means each Lien granted pursuant to any of the
      ----------------------
Security Documents, those Liens, security interests and defects in title permitted under Section 5.2.1 and those Liens listed on Exhibit 1.8 hereto.
                -------------                           -----------

     "Person" means an individual, corporation, partnership, limited liability
      ------
company, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA
      ----
maintained for employees of the Borrower or any Commonly Controlled Entity.

     "Post-Closing Letter" means that certain letter agreement  between the
      -------------------
Borrower and the Agent dated the Closing Date and listing certain post-closing actions to be completed by the Borrower.

     "Premises" has the meaning assigned to such term in Section 4.1.22.1.
      --------                                           ----------------

     "Prime Rate" means (i) the floating rate of interest per annum designated
      ----------
from time to time by the Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by the Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by the Agent or (ii) during the last four
(4) Business Days of each calendar year and the first two (2) Business Days of the immediately succeeding calendar year, if higher than (i), the Federal Funds Rate, such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

     "Prime Rate Loan(s)" means any portion of the Loans bearing interest at
      ------------------
Effective Prime.

     "Projections" means the Borrower's and the New Stockholders' written
      -----------
projections of Borrower's five-year future performance on a consolidated basis delivered to the Agent prior to the Closing Date and updated and delivered to the Agent on the Closing Date.

     "Pro Rata Share" means (i) with respect to the Commitment, each Lender's
      --------------
percentage share of the Commitment as set forth immediately opposite such Lender's name on Exhibit 1.9, and (ii) with respect to the Loans, each Lender's
                 -----------
percentage share of the aggregate outstanding principal balance of the Loans and "Pro Rata Shares" means such percentage shares of the Lenders.

     "Reference Lender(s)" means the Agent unless the Agent resigns said
      -------------------
responsibility, at which time and thereafter such term means one or two Lenders selected by the Agent in its discretion from time to time as a reference lender for purposes of determining the Adjusted Libor Rate.

     "Related Transactions" means the Borrower's receipt of the  Equity, the
      --------------------
Borrower's repurchase of certain capital stock from certain of the Old Stockholders on or prior to the Closing Date, the Borrower's issuance of capital stock to the New Stockholders, the completion of the conditions precedent to the Borrower's receipt of the Equity as set forth in the Related Transaction Documents and any other transactions described in the Related Transaction Documents including those to be completed after the Closing Date.

     "Related Transaction Documents" means the documents listed on Exhibit 1.2.
      -----------------------------                                -----------

     "Reportable Event" shall have the meaning assigned to that term in Section
      ----------------
4043 of ERISA for which the requirement of 30 days' notice to the PBGC has not been waived by the PBGC.

     "Request" means a written request for the Loans in the form of Exhibit
      -------                                                       -------
1.10, received by the Agent on behalf of the Lenders from the Borrower in accordance with this Agreement, specifying the date on which the Borrower desires such Loans and the disbursement instructions of the Borrower with respect thereto.

     "Revolving Credit Loan" means the revolving credit loans to be made by the
      ---------------------
Lenders to the Borrower from time to time in the maximum outstanding principal amount of the Revolving Credit Loan Commitment, all subject and pursuant to

Section 2.1.0.
-------------

     "Revolving Credit Loan Commitment" means the Lenders' several commitments
      --------------------------------
to make Revolving Credit Loans to the Borrower in accordance with Section 2.1.0
                                                                  -------------
and this Agreement and in the maximum outstanding amount of each Lender's Pro Rata Share of $5,000,000, as such amount may be reduced pursuant to
Section 2.6.4.
-------------


     "Revolving Credit Note" means each revolving credit note of the Borrower,
      ---------------------
payable to the order of a Lender in the form of Exhibit 1.5 hereto evidencing
                                                -----------
the Indebtedness of the Borrower to such Lender with respect to the Revolving Credit Loan.

     "Revolving Credit Repayment Date" means the earlier to occur of (i)
      -------------------------------
December 31, 2001 and (ii) such earlier date on which the Revolving Credit Loan becomes due and payable pursuant to the terms hereof.

     "Section" means, when followed by a number, the section or subsection of
      -------
this Agreement bearing that number.

     "Security Documents" means any and all documents, instruments and
      ------------------
agreements now or hereafter providing security for the Loans and any other Indebtedness of the Borrower or any Subsidiary to any of the Lenders and/or the Agent, including without limitation the following documents, instruments and agreements between the Agent and the Borrower or any Subsidiary: any mortgages on and collateral assignments of real property interests (fee, leasehold and easement) of the Borrower and any Subsidiary granting Liens thereon; landlord lien waivers and consents as may be reasonably requested by the Agent; security agreements granting first Liens on all Borrower's and any Subsidiary's fixtures and tangible and intangible personal property; collateral assignments of Borrower's and any Subsidiary's contracts, licenses, permits, easements and leases; collateral assignments of Borrower's and any Subsidiary's copyrights; conditional assignments of Borrower's and any Subsidiary's trademarks; any subordination agreement; any guaranty by a Subsidiary; any pledge of the capital stock of any Subsidiary; casualty and liability insurance policies providing coverage to the Agent for the benefit of the Lenders, UCC-1 financing statements or similar filings perfecting the above-referenced security interests, pledges and assignments, all as executed, delivered to and accepted by the Agent on or prior to the Closing Date or subsequent to the Closing Date as may be required by this Agreement, as any of the foregoing may be amended in writing by the Agent and any other party or parties thereto.

     "Selling Lender" shall have the meaning assigned to such term in Section
      --------------                                                  -------
9.11.1.
------

     "Side Letter" means that certain side letter of even date  with this
      -----------
Agreement between the Borrower and the Agent regarding certain fees payable by the Borrower.

     "Single Employer Plan" means any Plan as defined in Section 4001(a)(15) of
      --------------------
ERISA.

     "Stockholders" means, collectively, the Old Stockholders and the New
      ------------
Stockholders.

     "Subsidiary" means any corporation or entity other than the Borrower of
      ----------
which more than 50% of the outstanding capital stock or voting interests or rights having ordinary voting power to elect a majority of the board of directors or other managers of such entity (irrespective of whether or not at the time capital stock or voting interests or rights of any other class or classes of such Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower or by the Borrower and/or one or more Subsidiaries or the management of which corporation or entity is under control of the Borrower and/or any other Subsidiary, directly or indirectly through one or more Persons and any other Person which, under GAAP, should at any time for financial reporting purposes be consolidated or combined with the Borrower and/or any other Subsidiary.

     "Substituted Lender" has the meaning set forth in Section 9.11 hereof.
      ------------------                               ------------

     "Substitution Agreement" has the meaning assigned to such term in
      ----------------------
Section 9.11.1.
--------------

     "TA" means any venture capital or other fund or entity for which TA
      --
Associates, Inc., a Delaware corporation and/or one or more general partners of TA Associates, Inc. directly or indirectly through one or more intermediaries serves as general partner, manager or in a like capacity.

     "Term Loan" means the term loan in the aggregate principal amount of
      ---------
$20,000,000 to be made or maintained by the Lenders pursuant to Section 2.1.1
                                                                -------------
hereof.

     "Term Note" means a term note of the Borrower payable to the order of a
      ---------
Lender in the form of Exhibit 1.6 hereto evidencing the Indebtedness of the
                      -----------
Borrower to such Lender with respect to the Term Loan.

     "Term Loan Repayment Date" means the earlier to occur of (i) December 31,
      ------------------------
2001 and (ii) such earlier date on which the Term Loan becomes due and payable pursuant to the terms hereof.

     "Total Debt Service" means, at any date of determination, the sum of (i)
      ------------------
Interest Expense and (ii) scheduled and mandatory principal payments for the fiscal period in question due on account of any Indebtedness of the Borrower, but excluding any mandatory payments of principal required pursuant to Sections
                                                                       --------
2.6.1.2, 2.6.1.3, 2.6.1.4, 2.6.1.5 and 2.6.1.6.
-------  -------  -------- --------    -------

     "Unused Fees" has the meaning assigned to such term in Section 2.2.2.
      -----------                                           -------------

     Section 1.2.  Accounting Terms.  All accounting terms not specifically
     -----------   ----------------
defined herein shall be construed in accordance with GAAP, calculations of amounts for the purposes of calculating any financial covenants or ratios hereunder shall be made in accordance with GAAP applied on a basis consistent with those used in the Borrower's financial statements referred to in Section
                                                                      -------
4.1.5 (other than departures therefrom not material in their impact), and all
-----
financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP (except, in the case of unaudited financial statements, the absence of footnotes and that such statements are subject to changes resulting from year-end adjustments made in accordance with GAAP).

     Section 1.3.  Other Terms.  References to "Articles", "Sections",
     -----------   -----------
"subsections" and "Exhibits" shall be to Sections, subsections and Exhibits and of this Agreement unless otherwise specifically provided. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Financing Document or are otherwise consented to by the Majority Lenders or the Lenders in accordance with Section 9.5; references to Persons include
                                  -----------
their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                   ARTICLE 2.

                         AMOUNT AND TERMS OF THE LOANS

     Section 2.1.  The Loans.
     -----------   ---------

          Section 2.1.0.  The Revolving Credit Loans.  Each of the Lenders
          -------------   --------------------------
severally agrees, subject to the terms and conditions of this Agreement, to make Advances of Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time before the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) such Lender's Pro Rata Share of the Loan Formula Amount less (ii) in each case, such Lender's Pro Rata Share of the aggregate amount of any reductions of the Loan Commitment made pursuant to Section 2.6.4.
            -------------

     Promptly after receipt of a Request and Interest Rate Election, Agent shall promptly notify each Lender by telephone, telex or telecopy of the proposed borrowing. Subject to the immediately preceding paragraph, each Lender agrees that after its receipt of notification from Agent of Agent's receipt of a Request and Interest Rate Election, such Lender shall send its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any Lender) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Boston, Massachusetts time) on the first day of the Interest Period for any such requested Libor Loan and on the Business Day for such Advance set forth in Borrower's Request for any such requested Prime Rate Loan, and Agent shall advance funds to the Borrower by depositing such funds in Borrower's account with the Agent upon Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in Agent's possession. Unless Agent shall have been notified by any Lender (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Lender is obligated to make under this Agreement, that such Lender does not intend to make available to Agent such Lender's Pro Rata Share of such Loan on such date, Agent may assume that such Lender has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount from such Lender promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is paid to Agent, at the Federal Funds Rate for three
(3) Business Days and thereafter at the interest rate on the Loan in question. If such Lender does not pay such corresponding amount plus any interest accrued thereon forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall within five (5) Business Days thereafter pay such corresponding amount plus any interest accrued thereon to Agent. Nothing contained in this Section shall be deemed to relieve any Lender from its obligation to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          As soon as is practicable following the close of each month after the Closing Date and in any event within fifteen (15) days thereafter, the Borrower will submit to the Agent a borrowing base certificate in the form of
Exhibit 2.1.0 or in such other form as the Agent may from time to time
-------------
reasonably prescribe, which certificate shall contain information adequate to identify accounts receivable which the Borrower wishes to include in Eligible Receivables. Concurrently with each of such reports, and immediately if material in amount, the Borrower shall notify the Agent of each return or adjustment, rejection, repossession or loss, theft or damage of or to merchandise represented by Eligible Receivables and involving amounts in excess of $100,000 in the aggregate or singly or any other collateral for any Indebtedness of the Borrower to the Agent and/or any Lender and of any credit, adjustment or dispute arising in connection with the goods or services represented by Eligible Receivables and involving amounts in excess of $100,000 in the aggregate or singly. All payments on Eligible Receivables and all adjustments and credits with respect thereto, whether unilateral, negotiated or otherwise, shall be immediately reflected in the Net Outstanding Amount of Eligible Receivables.

     Section 2.1.1.  Term Loans.  Each of the Lenders severally agrees, subject
     -------------   ----------
to the terms and conditions of this Agreement, to make a Term Loan to the Borrower in the amount of its respective Pro Rata Share of $20,000,000. Borrower shall pay on the last day of each calendar quarter ending on or in between the dates set forth below the amount of the Term Loans set forth immediately opposite such dates below:

       Repayment                                  Quarterly
       Dates                                   Payment Amount
       ---------                               --------------

       Jan. 1, 1997 through Dec. 31, 1997        $  250,000
       Jan. 1, 1988 through Dec. 31, 1998        $  500,000
       Jan. 1, 1999 through Dec. 31, 1999        $  750,000
       Jan. 1, 2000 through Dec. 31, 2000        $1,000,000
       Jan. 1, 2001 through Dec. 31, 2001        $2,500,000

     Section 2.2.  Interest and Fees on the Loans.
     -----------   ------------------------------

          Section 2.2.1.  Interest.  Interest shall accrue and be paid currently
          -------------   --------
on the Loans at Effective Prime or the Libor Rate for each of the Loans' Interest Periods in accordance with the Borrower's Interest Rate Elections for the Loans subject to and in accordance with the terms and conditions of this Agreement and the Note(s); provided that if a Default or an Event of Default exists and is continuing, no Interest Rate Election electing the Libor Rate shall be effective and any Loan or portion thereof with respect to which any such Interest Rate Election would otherwise have been effective shall bear interest at Effective Prime plus, so long as an Event of Default exists and is continuing, two percent (2.00%); all of the foregoing being applicable until such Default or Event of Default is cured or waived and an Interest Rate Election electing the Libor Rate for such Loan or portion thereof which is effective in accordance with this Agreement is submitted to the Agent; and provided further that the Borrower shall submit Interest Rate Elections so that on any date on which under Section 2.1.1 a regularly scheduled payment of
                           -------------
principal of the Term Loans is to be made, at least the amount of the Term Loans to be so repaid is bearing interest at Effective Prime and/or such payment date is an Interest Adjustment Date for outstanding Libor Loans in such amount of the Term Loans. The Borrower shall pay such interest to the Agent for the pro rata account of each Lender in arrears on the Loans (including without limitation Libor Loans) outstanding from time to time after the Closing Date, such payments to be made monthly on the last Business Day of each calendar month of each year commencing December 31, 1996. All provisions of each Note and any other agreements between the Borrower and the Lenders are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by any Note or otherwise, shall the amount paid or agreed to be paid to the Lenders which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Agreement, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then each Note shall be governed by such amended law from and after its effective date. In the event that fulfillment of any provision of any Note, or this Agreement or any document, instrument or agreement providing security for any Note results in the rate of interest charged under any Note being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, any Lender receives an amount which under applicable law would cause the interest rate under any Note to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of such Note to the extent of then outstanding Prime Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Prime Rate Loans, said excessive portion shall be repaid to the Borrower.

          Section 2.2.2.  Fees.  On the Closing Date the Borrower shall pay the
          -------------   ----
Facility Fee to the Agent. In addition, on the last Business Day of each March, June, September and December commencing December 31, 1996 and continuing through the Revolving Credit Repayment Date, the Borrower shall pay to the Agent for the pro rata account of each Lender, a fee in an amount equal to .50% per annum of the amount, if any, by which the average actual daily amount of the Revolving Credit Loan Commitment for the quarterly period just ended (or in the case of the first such payment, the period from the Closing Date to the date such payment is due) exceeds the average of the actual daily outstanding principal balances of the Revolving Credit Loans (the "Unused Fees"). In addition, the Borrower shall pay to the Agent for its own account certain fees as specified in the Side Letter.

          Section 2.2.3.  Increased Costs - Capital.  If, after the date hereof,
          -------------   -------------------------
any Lender shall have reasonably determined that the adoption after the date hereof of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or such Lender's holding company as a consequence of the obligations hereunder of such Lender to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or such Lender's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Lender or such Lender's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then such Lender shall notify the

Agent and the Borrower thereof and the Borrower shall pay to the Agent for the account of such Lender from time to time as specified by such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Lender; provided that the liability of the Borrower to pay such costs shall only accrue with respect to costs accruing from and after the 180th day prior to the date of each such demand. A certificate in reasonable detail of one of the officers of such Lender describing the event giving rise to such reduction and setting forth the amount to be paid to such Lender hereunder and a computation of such amount shall accompany any such demand and shall, in the absence of manifest error, be conclusive. In determining such amount, such Lender shall act reasonably and will use any reasonable averaging and attribution methods. If the Borrower shall, as a result of the requirements of this Section 2.2.3 above, be required
                                               -------------
to pay any Lender the additional costs referred to above and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank reasonably satisfactory to the Agent for such Lender which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts at no cost to the Agent to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and shall otherwise be on terms and
                              ------------
conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

     Section 2.3.  Notations.  At the time of (i) the making of each Advance
     -----------   ---------
evidenced by any Note, (ii) each change in the interest rate under any Note effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any Note, each Lender may enter upon its records an appropriate notation evidencing (a) such Lender's Pro Rata Share of the Loans and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment (voluntary or involuntary) of principal and (d) in the case of payments or prepayments (voluntary or involuntary) of principal, the portion of the applicable Loan which was paid or prepaid. No failure to make any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any Note in full, nor shall any such failure, standing alone, constitute grounds for disproving a payment of principal by the Borrower. However, in the absence of manifest error, such notations and each Lender's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Lender's Pro Rata Share of the Loans and all amounts due and owing to such Lender at any time. Any such notations and such Lender's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, the Loans or any Note.

     Section 2.4.  Computation of Interest.  Interest due under this Agreement
     -----------   -----------------------
and any Note shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

     Section 2.5.  Time of Payments and Prepayments in Immediately Available
     -----------   ---------------------------------------------------------
Funds.
-----

          Section 2.5.1.  Time.  All payments and prepayments of principal,
          -------------   ----
fees, interest and any other amounts owed from time to time under this Agreement and/or under each Note shall be made to the Agent for the pro rata account of each Lender at the address referred to in Section 9.6 in Dollars and in
                                          -----------
immediately available funds prior to 12:00 o'clock P.M. on the Business Day that such payment is due, provided that the Borrower hereby authorizes and instructs the Agent to charge against the Borrower's accounts with the Agent on each date on which a payment is due hereunder and/or under any Note and on any subsequent date if and to the extent any such payment is not made when due an amount up to the principal, interest and fees due and payable to the Lenders, the Agent or any Lender hereunder and/or under any Note and such charge shall be deemed payment hereunder and under the Note(s) in question to the extent that immediately available funds are then in such accounts. The Agent shall use reasonable efforts in accordance with the Agent's customary procedures to give subsequent notice of any such charge to the Borrower, but the failure to give such notice shall not affect the validity of any such charge. To the extent that immediately available funds are then in such accounts, the failure of the Agent to charge any such account or the failure of the Agent to charge any such account prior to 12 o'clock P.M. shall not be basis for an Event of Default under Section 6.1.1 and any amount due on the Loans on such date shall be deemed
      -------------
paid; provided that the Agent shall have the right to charge any such account on any subsequent date for such unpaid payment and an Event of Default shall exist if sufficient immediately available funds are not in such accounts on the date the Agent so charges such account after the expiration of any applicable cure period. In the event of any charge against the Borrower's accounts by the Agent pursuant to the immediately preceding sentence, the Agent shall use reasonable efforts to provide notice to the Borrower of such charge in accordance with the Agent's customary procedures, but the failure to provide such notice shall not in any way be a basis for any liability of the Agent nor shall such failure adversely affect the validity and effectiveness of any such action by the Agent. Any such payment or prepayment which is received by the Agent in Dollars and in immediately available funds after 12 o'clock P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day unless the failure by Agent to receive such funds prior to 12 o'clock P.M. is due to Agent's failure to charge the account of Borrower prior to 12 o'clock P.M., except that solely for the purpose of determining whether a Default or Event of Default has occurred under Section 6.1.1, any such payment
                                               -------------
or prepayment, if received by the Agent prior to the close of the Agent's business on a Business Day, shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Lenders or the Agent hereunder and/or under any of the Notes that are received by the Agent in immediately available Dollars prior to 12:00 o'clock P.M. on any Business Day shall, to the extent owing to the Lenders other than the Agent, be sent by wire transfer by the Agent to any such other Lenders (in each case, without deduction for any claim, defense or offset of any type) before 3:00 o'clock P.M. on the same Business Day. Each such wire transfer shall be addressed to each Lender in accordance with the wire instructions set forth in Exhibit 1.9 hereto. The amount of each payment wired by the Agent to
         -----------
each such Lender shall be such amount as shall be necessary to provide such Lender with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Lender), or with such other amount as may be owing to such Lender in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such wire transfer shall be sent by the Agent only after the Agent has received immediately available Dollars from or on behalf of the Borrower and each such wire transfer shall provide each Lender receiving same with immediately available Dollars on receipt by such Lender. Any such payments of immediately available Dollars received by the Agent after 12:00 o'clock P.M. and before 3:00 o'clock P.M. on any Business Day shall be forwarded in the same manner by the Agent to such Lender(s) as soon as practicable on said Business Day, and if any such payments of immediately available Dollars are received by the Agent after 3:00 o'clock P.M. on a Business Day, the Agent shall so forward same to such Lender(s) before 10:00 o'clock A.M. on the immediately succeeding Business Day.

          Section 2.5.2.  Setoff, etc.  Regardless of the adequacy of any
          -------------   -----------
collateral for any of the Obligations, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower irrespective of whether or not such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured. Each such Lender agrees to promptly notify the Borrower and the Agent after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by the Agent from a Lender pursuant to the foregoing, the Agent shall notify each other Lender thereof. The rights of each Lender under this Section 2.5.2 are in addition to all other
                                     -------------
rights and remedies (including, without limitation, other rights of setoff) which such Lender may have and are subject to Section 9.12.
                                              ------------

          Section 2.5.3.  Unconditional Obligations and No Deductions.  The
          -------------   -------------------------------------------
Borrower's obligation to make all payments provided for in this Agreement and the other Financing Documents shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including without limitation any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist.

     Section 2.6.  Prepayment and Certain Payments.
     -----------   -------------------------------

          Section 2.6.1.  Mandatory Payments.
          -------------   ------------------

          Section 2.6.1.1.  In addition to each other principal payment required
          ---------------
hereunder, the outstanding principal balances of the Term Loans shall be repaid on the Term Loan Repayment Date and the outstanding principal balances of the Revolving Credit Loans shall be repaid on the Revolving Credit Repayment Date.

          Section 2.6.1.2.  On or before the 90th day after the end of each
          ---------------
fiscal year of the Borrower commencing with the fiscal year ending December 31, 1997, the Borrower shall prepay to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares an amount of the outstanding principal balances of the Term Loans equal to (i) 60% of the amount, if any, of Excess Cash Flow for such fiscal year less (ii) voluntary prepayments of the Term Loan
                               ----
made during such fiscal year. Such prepayments shall be in addition to any and all other mandatory prepayments required hereunder and voluntary payments and prepayments of the Revolving Credit Loans and shall be applied to the principal installments of the Term Loans in the inverse order of their maturities except that the first $5,000,000 of such prepayments of the Term Loans shall be applied pro rata over the final 4 principal installments of the Term Loans until such final 4 installments are reduced to $1,250,000 each.

          Section 2.6.1.3.  In the event that the Borrower or any Subsidiary is
          ----------------
entitled to receive, collectively, proceeds from any casualty insurance policies maintained by any of them on account of any interest of the Borrower and/or any Subsidiary in any property, which proceeds are in an amount in excess of $100,000 during the term of this Agreement, (a) so long as no Default or Event of Default exists and is continuing and the Borrower elects to repair, replace or restore such property, such proceeds shall be retained by the Borrower to the extent necessary to so repair, replace or restore such property within 3 months (or as soon as reasonably practicable if such restoration, replacement or repair is not susceptible to being completed within 3 months) from the date of receipt of such proceeds or (b) if a Default or Event of Default exists and is continuing or if the Borrower does not elect to so repair, replace or restore such property, the Borrower shall make a prepayment of the Term Loans for the accounts of the Lenders in accordance with their Pro Rata Shares upon written notice from the Agent. All such prepayments shall be applied to the principal installments of the Term Loans in the inverse order of their maturities except that the first $5,000,000 of such prepayments of the Term Loans shall be applied pro rata over the final 4 principal installments of the Term Loans until such final 4 installments are reduced to $1,250,000 each.

          Section 2.6.1.4.  In the event that the Borrower and/or any Subsidiary
          ---------------
sells, assigns or otherwise transfers title to any asset other than in the ordinary course of its business for net cash proceeds in the aggregate since the Closing Date in excess of $100,000, the Borrower and/or such Subsidiary shall remit 100% of the net cash proceeds of such sale, assignment or other transfer to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares to be applied to the principal installments of the Term Loans in the inverse order of their maturities within 10 Business Days of the date of Borrower's or any Subsidiary's receipt of such net cash proceeds except that the first $5,000,000 of such prepayments of the Term Loans shall be applied pro rata over the final 4 principal installments of the Term Loans until such final 4 installments are reduced to $1,250,000 each; provided, however, that Borrower may sell any of its equipment which is obsolete, worn-out or no longer used or useful in Borrower's business and Borrower may use the proceeds of such sale to purchase other equipment which is useful or necessary in the operation of Borrower's business.

          Section 2.6.1.5.  In the event that the Borrower and/or any Subsidiary
          ---------------
files a Form S-1 or any other form of registration statement then available for registration with the Securities and Exchange Commission (other than an offering on Form S-8 in respect of employee stock options) or otherwise conducts an Initial Public Offering of any class of the Borrower's or any Subsidiary's securities, the Borrower and/or such Subsidiary upon receipt of the net aggregate cash consideration from the sale of any such registered shares of its capital stock shall prepay to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares an amount equal to the net proceeds (prior to any redemption of any and all classes of preferred stock of the Borrower) of such offering.

          Section 2.6.1.6.  If at any time the aggregate principal amount of the
          ---------------
Revolving Credit Loans shall exceed the Loan Formula Amount, the Borrower shall immediately pay to the Agent in immediately available Dollars the amount of such excess.

          Section 2.6.2.  Voluntary Prepayments.  All or any portion of the
          -------------   ---------------------
unpaid principal balance of the Loans (other than portions of any Loans constituting Libor Loans) may be prepaid at any time, without premium or penalty, by giving the Agent at least 1 Business Day's prior written notice of such prepayment and by a payment to the Agent for the accounts of the Lenders in accordance with their Pro Rata Shares of such prepayment in immediately available Dollars by the Borrower; provided that each such partial payment or prepayment of principal of the Loans shall be in a principal amount of at least $100,000 or an integral multiple of $10,000 in excess thereof and provided further that each such prepayment of the Term Loans shall be applied to the principal installments of the Term Loans in the inverse order of their maturities except that the first $5,000,000 of such prepayments of the Term Loans shall be applied pro rata over the final 4 principal installments of the Term Loans until such final 4 installments are reduced to $1,250,000 each.

          Section 2.6.3.  Prepayment of Libor Loans. Notwithstanding anything to
          -------------   -------------------------
the contrary contained in any Note or in any other agreement executed in connection herewith or therewith, the Borrower shall be permitted to prepay any portion of the Loans constituting Libor Loans only in accordance with
Section 2.9 hereof.
-----------

          Section 2.6.4.  Permanent Reduction of Commitment.  At the Borrower's
          -------------   ---------------------------------
option the Commitment and the Revolving Credit Loan Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least $100,000 and to the extent in excess thereof in integral multiples of $50,000 at any time; provided that (i) the Borrower gives the Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balance of the Loans, if any, does not exceed the Commitment and the aggregate outstanding balance of the Revolving Credit Loans, if any, does not exceed the Revolving Credit Loan Commitment, both as so reduced in any such case on the effective date of such reduction and (iii) the Borrower is not, and after giving effect to such reduction, would not be in violation of Section 2.6.3. Any such reduction shall concurrently reduce the
             -------------
Dollar amount of each Lender's Pro Rata Share of the Commitment and the Revolving Credit Loan Commitment.

     Section 2.7.  Payment on Non-Business Days.  Whenever any payment to be
     -----------   ----------------------------
made hereunder or under any Note shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under such Note.

     Section 2.8.  Use of Proceeds.  The Borrower shall use the proceeds of the
     -----------   ---------------
Term Loans to repurchase capital stock from the Old Stockholders and to pay costs incurred by the Borrower in connection with the closing of the Loans, including without limitation, the Facility Fee and costs incurred in connection with the Related Transactions and shall use the proceeds of the Revolving Credit Loans to repurchase such capital stock, pay such costs, for Borrower's working capital needs and for Investments permitted by Section 5.2.12.
                                               --------------

     Section 2.9.  Special Libor Loan Provisions.  The Libor Loans shall be
     -----------   -----------------------------
subject to and governed by the following terms and conditions:

          Section 2.9.1.  Requests.  Each Request accompanied by an Interest
          -------------   --------
Rate Election selecting the Libor Rate must be received by the Agent in accordance with the definition of Interest Rate Election.

          Section 2.9.2.  Libor Loans Unavailable. Notwithstanding any other
          -------------   -----------------------
provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Lenders (or the Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

          (i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Lender in the London interbank market,

          (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

          (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Lender for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by the Agent and that such Lender's rate may exceed such average, such Lender may elect not to accept any Interest Rate Election electing a Libor Loan and such Lender shall notify the Agent by telephone or telex thereof, stating the reasons therefor, not later than the close of business on the second Business Day prior to the date on which such Libor Loan is to be made. The Agent shall promptly give notice of such determination and the reason therefor to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.9.2 (i),
                                                              -------------
(ii) or (iii) as a result of such Section Lender's determination shall be made as or converted into, as the case may be, Prime Rate Loans and such Lender shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by the Agent to the Borrower. If such circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          Section 2.9.3.  Libor Lending Unlawful.  In the event that any change
          -------------   ----------------------
in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Lenders to make or continue to maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Lender shall promptly notify the Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Lender to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and the Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Lender, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Lender can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Prime Rate Loans without additional cost to the Borrower. If circumstances subsequently change so that such Lender shall no longer be so affected, such Lender's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Lender obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Lender shall forward written notice thereof to the Agent. After receipt of such notice, the Agent shall promptly forward written notice thereof the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Lenders' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Lenders' or Lender's Pro Rata Share(s) of the Loans as to which such Lender's or Lenders' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Lenders has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Lender(s), but shall be effective as to the other Lenders.

          Section 2.9.4.  Additional Costs on Libor Loans.  The Borrower further
          -------------   -------------------------------
agrees to pay to the Agent for the account of the applicable Lender or Lenders such amounts as will compensate any of the Lenders for any increase in the cost to such Lender of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Lender under this Agreement in respect of making or maintaining all or any portion of such Lender's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

          (i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Lender, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

          (ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Lender to any tax (other than taxes on net income imposed on such Lender), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Lender with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Lender); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Lender with any federal, state or foreign law or from any failure by a Lender to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Lender and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Lender shall promptly notify the Agent thereof, and of the reasons therefor, and the Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to the Agent by such Lender therefor and the additional amounts required to fully compensate such Lender for such increased or new cost or reduced amount as reasonably determined by such Lender. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within 10 Business Days after the Borrower's receipt of said notice.
Such Lender's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Lender computed such cost or reduction) shall be submitted by the Agent to the Borrower and shall, in the absence of manifest error, be conclusive. In determining any such amount, the Lender(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.9.4 as a result of
                                                 -------------
any requirement or change referenced above with respect to any period prior to the one hundred and eightieth (180th) day prior to the date on which the Borrower is first notified thereof (other than any amounts which relate to any such requirement or change which is adopted with retroactive effect in which case the Borrower shall be obligated to pay all such amounts accrued from the date as of which such requirement or change is retroactively effective) unless the failure to give such notice within such one hundred and eighty (180) day period resulted from reasonable circumstances beyond such Lender's reasonable control.

          Section 2.9.5.  Libor Funding Losses.  In the event that any payment
          -------------   --------------------
or prepayment of a Libor Loan is received on a date other than the last day of an Interest Period, such payment or prepayment shall be held by the Agent in a separate interest-bearing account and be pledged to the Agent as collateral for the obligations of the Borrower arising in connection with this Agreement, the Notes and the other Financing Documents until the end of the then current Interest Period, at which time the Agent shall apply such payment or prepayment plus all interest accrued thereon, for the accounts of the Lenders in accordance with their Pro Rata Shares, to the outstanding Libor Loans. Notwithstanding the foregoing, in the event any of the Lenders shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

          (i) payment or prepayment by the Borrower of all or any portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason; provided, however that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Prime Rate Loan prior to the end of any Interest Period or to imply such right;

          (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Prime Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of Sections 2.9.2 or 2.9.3 by any Lender; or
                              --------------    -----

          (iii) any failure by the Borrower to borrow the Loans as Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of Sections
                                                                    --------
   2.9.2 or 2.9.3 by any Lender;
   -----    -----

such Lender shall promptly notify the Agent thereof, and of the reasons therefor. Upon the request of the Agent, the Borrower shall pay directly to the Agent for the account of such Lender such amount as will (in the reasonable determination of such Lender, which shall be correct in the absence of manifest error) reimburse such Lender for such loss or expense. Each Lender shall furnish to the Borrower, upon written request from the Borrower received by the Agent, a written statement setting forth the computation of any such amounts payable to such Lender under this Section 2.9.5.
                                  -------------

          Section 2.9.6.  Banking Practices.  Each Lender agrees that upon the
          -------------   -----------------
occurrence of any of the events described in Sections 2.2.3 and/or 2.9.2, 2.9.4
                                             --------------        -----  -----
or 2.9.5, such Lender will exercise all reasonable efforts to take such
   -----
reasonable actions at no expense to such Lender (other than reasonable expenses which are covered by the Borrower's advance deposit of funds with such Lender for such purpose, or if such Lender agrees, which the Borrower has agreed to pay or reimburse to such Lender in full upon demand), in accordance with such Lender's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Lender, as such Lender may take without the consent or participation of any other Person to, in the case of an event described in Sections 2.2.3 and/or 2.9.4 or 2.9.5,
                                     --------------        -----    -----
mitigate the cost of such events to the Borrower and, in the case of an event described in Sections 2.9.2(i), (ii) or (iii), to seek Dollar deposits in
             -----------------  ----    -----
any other interbank Libormarket in which such Lender regularly participates and in which the applicable determination(s) described in Sections 2.9.2(i), (ii)
                                                      -----------------  ----
or (iii), as the case may be, does not apply.
   -----


          Section 2.9.7.  Borrower's Options on Unavailability or Increased Cost
          -------------   ------------------------------------------------------
of Libor Loans.  In the event of any conversion of all or any portion of any
--------------
Lender's Pro Rata Share of any Libor Loans to a Prime Rate Loan for reasons beyond the Borrower's control or in the event that any Lender's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under Sections 2.9.4
                                                                --------------
or 2.9.5, to additional costs, the Borrower shall have the option, subject to
   -----
the other terms and conditions of this Agreement, to convert such Lender's Pro Rata Share to a Prime Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or
(ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case, at the end of the last of such Interest Periods any such Libor Rate Loan shall automatically convert to a Prime Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Prime Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. The Borrower's options set forth in this Section 2.9.7 may be exercised, if and only if the Borrower pays,
        -------------
concurrently with delivery to the Agent of each such Interest Rate Election and thereafter in accordance with Sections 2.9.4, 2.9.5 and 2.9.6 all amounts
                              --------------  -----     -----
provided for therein to the Agent in accordance with this Agreement.

          If the Borrower shall, as a result of the requirements of Section
                                                                    -------
2.9.4 above, be required to pay any Lender the additional costs referred to
-----
therein, but not be required to pay such additional costs to the other Lender or Lenders and the Borrower, in its sole discretion, shall deem such additional amounts to be material or in the event that Libor Loans from a Lender are unavailable to the Borrower as a result solely of the provisions of Sections
                                                                    --------
2.9.2, 2.9.3 or 2.9.4, but are available from the other Lender or Lenders, the
-----  -----    -----
Borrower shall have the right to substitute another bank satisfactory to the Agent for such Lender which is entitled to such additional costs or which is relieved from making Libor Loans and the Agent shall use reasonable efforts (with all reasonable costs of such efforts by the Agent to be borne by the Borrower) to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be
                                                 ------------
on terms and conditions reasonably satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs and comply with the above-referenced Sections. Upon any such substitution, the Borrower shall pay or cause to be paid to the Lender that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Lender and such Lender will be released from liability hereunder.

          Section 2.9.8.  Assumptions Concerning Funding of Libor  Loans.  The
          -------------   ---------------------------------------- -----
calculation of all amounts payable to the Lenders under this Section 2.9 shall
                                                             -----------
be made as though each Lender actually funded its relevant Libor Loans through the purchase of a deposit in the London interbank market bearing interest at the Libor Rate in an amount equal to that Libor Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, that each Lender may fund each of its Libor Loans in any manner it sees fit and the foregoing assumption shall be utilized solely for the calculation of amounts payable under this Section 2.9.
     -----------

     Section 2.10.  Interest Rate Protection.  On or before the 60/th/ day after
     ------------   ------------------------
the Closing Date, the Borrower shall enter into an interest rate protection arrangement covering not less than fifty percent (50%) of the then outstanding principal balance of the Term Loans. Such interest rate protection arrangement may consist of any one or a combination of the following: (i) the purchase of an interest rate swap arrangement from a financial institution reasonably acceptable to the Majority Lenders covering such Loans effectively converting the Borrower's interest payment obligations with respect to such portion of the Term Loans to a fixed rate per annum equal to the Libor Rate as of the Closing Date, plus four and one-quarter percent (4.25%) for a term expiring not earlier than February 3, 1998 or (ii) the purchase of an interest rate cap from a financial institution reasonably acceptable to the Majority Lenders covering such Loans at a cap rate per annum equal to the Libor Rate as of the Closing Date, plus four and one-quarter percent (4.25%) for a term expiring not earlier than February 3, 1998. The other terms and conditions of any such interest rate swap or interest rate cap shall be reasonably satisfactory to the Majority Lenders.

                                   ARTICLE 3.

                             CONDITIONS OF LENDING

     Section 3.1.  Conditions Precedent to the Commitment and to all Loans.
     -----------   -------------------------------------------------------

          Section 3.1.1.  The Commitment and Initial Loans.  The Commitment and
          -------------   --------------------------------
the obligation of the Lenders to make the initial Advances of the Loans are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction (or waiver) of the conditions precedent that all legal matters incident to the transactions contemplated hereby or incidental to the Loans shall be reasonably satisfactory to counsel for the Agent and that the Lenders shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date reasonably acceptable to the Lenders and each to be in form and substance reasonably satisfactory to the Agent or if any of the following is not a deliverable, the satisfaction of such condition in form and substance reasonably satisfactory to the Agent:

              Section 3.1.1.1.  The Financing Documents, including, without
              ---------------
limitation, those hereinafter set forth and the Borrower's and any Subsidiary's certificate of incorporation or other organizational documents.

              Section 3.1.1.2.  Certificate of the secretary of the Borrower and
              ---------------
each Subsidiary certifying as to the resolutions of the shareholders or board of directors of the Borrower and each Subsidiary authorizing and approving each of the Financing Documents to which the Borrower and each Subsidiary is a party and other matters contemplated hereby and certifying as to the names and signatures of the Authorized Representative(s) of the Borrower and each Subsidiary authorized to sign each Financing Document to be executed and delivered by or on behalf of the Borrower and each Subsidiary. The Agent and the Lenders may conclusively rely on each such certificate until the Agent shall receive a further certificate canceling or amending the prior certificate and submitting the signatures of the Authorized Representative(s) named in such further certificate.

              Section 3.1.1.3.  Favorable opinions of Goodwin, Proctor & Hoar,
              ---------------
LLP, counsel for the Borrower, in form and substance reasonably satisfactory to the Agent.

              Section 3.1.1.4.  An Officer's Certificate stating that:
              ---------------

                Section 3.1.1.4.1.  The representations and warranties
                -----------------
contained in Section 4.1 and/or contained in any of the other Financing Documents are correct on and as of the Closing Date as though made on and
-----------
as of such date; and

                Section 3.1.1.4.2.  No Default or Event of Default has occurred
                -----------------
 and is continuing, or would result from the making of the Loans.

                Section 3.1.1.4.3.  No Material Adverse Effect has occurred
                -----------------
since the date of the Borrower's most recent audited financial statements delivered to the Lenders except as set forth or reflected in the financial statements described in Section 4.1.5 or otherwise disclosed in writing and
                        -------------
acceptable to the Agent.


                Section 3.1.1.5.  Certificates of good standing or legal
                ---------------
existence of the secretaries of state of the states of organization and qualification of and covering the Borrower and any Subsidiaries dated reasonably near the Closing Date.

                Section 3.1.1.6.  Evidence that (i) the ownership interests in
                ---------------
the Borrower are as set forth in Exhibit 1.1, (ii) the New Stockholders have
                                 -----------
invested the Equity in the Borrower on or prior to the Closing Date, as set forth on Exhibit 1.1 and (iii) that except for receipt and application of
         -----------
certain proceeds of the Loans and except for certain actions required to be completed after the Closing Date, the Related Transactions have been completed in accordance with the Related Transaction Documents.

                Section 3.1.1.7.  A Request and an Interest Rate Election.
                ---------------

                Section 3.1.1.8.  All documents, instruments and agreements
                ---------------
necessary to terminate, cancel and discharge the documents, instruments and agreements evidencing or securing any and all existing Indebtedness of the Borrower and any Subsidiary and Liens securing such Indebtedness other than those listed in Exhibit 3.1.1.8.
                ---------------

                Section 3.1.1.9.  Payment to the Agent and the Lenders of the
                ---------------
fees specified in this Agreement or in the Side Letter as being payable on the Closing Date and all reasonable out-of-pocket costs and expenses incurred by the Agent in connection with the transactions contemplated hereby, including, but not limited to, reasonable outside legal expenses and any accounting fees, auditing fees, appraisal fees, and other fees associated with any independent analyses of the Borrower and any Subsidiary and evidence that all other reasonable fees and costs payable by the Borrower in connection with the transactions contemplated by this Agreement and completed on the Closing Date have been paid in full.

              Section 3.1.1.10.  An Officer's Certificate in the form of
              ----------------
Exhibit 3.1.1.10, duly completed and reflecting, inter alia, compliance by the
----------------                                 ----- ----
Borrower as of the opening of business on the first Business Day after the Closing Date but based on the Borrower's financial information as of the last day of the Borrower's most recent fiscal quarter, adjusted to give effect to the Loans made on the Closing Date and completion of the Related Transactions to be completed on or prior to the Closing Date, with the financial covenants provided for herein.

              Section 3.1.1.11.  Such other information about the Borrower
              ----------------
and/or its Business Condition as the Lenders may reasonably request.

              Section 3.1.1.12.  True copies of, and/or true copies of any
              ----------------
revisions to, the financial statements described in Section 4.1.5, the
                                                    -------------
Projections, the pro forma Closing Date financial statements giving effect to the Loans, and other information provided pursuant to Section 4.1.5 and
                                                      -------------
certification by the Borrower of the Projections.

              Section 3.1.1.13.  Certificates of fire, business interruption,
              ----------------
liability and extended coverage insurance policies, each such policy to name the Agent as mortgagee and loss payee and, on all liability policies, as additional insured.

              Section 3.1.1.14.  True descriptions of any pending or threatened
              ----------------
litigation against or by Borrower or any Subsidiary.

              Section 3.1.1.15.  Evidence that all necessary material third
              ----------------
party consents have been obtained and all required filings with any governmental authority have been duly completed.

              Section 3.1.1.16.  [Intentionally omitted.]
              ----------------

              Section 3.1.1.17.  True copies of the Equity Documents and all
              ----------------
documents, instruments and agreements relating to the Borrower's capital structure and the Related Transaction Documents.

              Section 3.1.1.18.  The fact that the representations and
              ----------------
warranties of the Borrower contained in Article 4, infra, and in each of the
                                                   -----
other Financing Documents are true and correct in all material respects on and as of the Closing Date except as altered hereafter by actions not prohibited hereunder. The Borrower's delivery of each Note to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date thereof to such effect.

              Section 3.1.1.19.  That there has been no enactment of any law
              ----------------
by any governmental authority having jurisdiction over the Agent or any Lender which would make it unlawful in any respect for such Lender to make the Loans and no Material Adverse Effect has occurred.

              Section 3.1.1.20.  Evidence that the Borrower has converted from a
              ----------------
subchapter S corporation to a subchapter C corporation in accordance with the Code.

              Section 3.1.1.21.  Evidence that each employee of the borrower
              ----------------
required by the Related Transaction Documents to enter into an employment, noncompetition and/or confidentiality and proprietary rights agreement has so entered into such agreement.

          Section 3.1.2.  The Commitment and the Loans.  The Commitment and the
          -------------   ----------------------------
obligation of each Lender to make or maintain its Pro Rata Share of any Advance or Loan after the Closing Date are subject to the satisfaction of the following conditions precedent:

          (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

          (b) The fact that the representations and warranties of the Borrower contained in Article 4, infra and in each of the other Financing Documents, are
                        -----
true and correct in all material respects on and as of the date of each Advance or Loan except as altered hereafter by actions consented to or not prohibited hereunder. The Borrower's delivery of the Notes to the Lenders and of each Request to the Agent shall be deemed to be a representation and warranty by the Borrower as of the date of such Advance or Loan as to the facts specified in Sections 3.1.2(a) and (b);
-----------------     ---

          (c) Receipt by Agent on or prior to the Business Day specified in the definition of Interest Rate Election of a written Request stating the amount requested for the Loan or Advance in question and an Interest Rate Election for such Loan or Advance, all signed by a duly authorized officer of the Borrower on behalf of the Borrower;

          (d) That there exists no law or regulation by any governmental authority having jurisdiction over the Agent or any of the Lenders which would make it unlawful in any respect for such Lender to make its Pro Rata Share of the Loan or Advance, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and no Material Adverse Effect has occurred.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

     Section 4.1.  Representations and Warranties of the Borrower.  The Borrower
     -----------   ----------------------------------------------
represents and warrants to the Agent and the Lenders that, after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

          Section 4.1.1.  Organization and Existence.  The Borrower and any
          -------------   --------------------------
Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization and is duly qualified to do business in all jurisdictions in which such qualification is required, all as noted on Exhibit 4.1.1, except where failure to so qualify
                             -------------
would not have a Material Adverse Effect, and has all requisite corporate power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under the Financing Documents.

          Section 4.1.2.  Authorization and Absence of Defaults. Except as
          -------------   -------------------------------------
described on Exhibit 4.1.2, the execution, delivery to the Agent and/or the
             -------------
Lenders and performance by the Borrower and any Subsidiary of the Financing Documents and Related Transaction Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders or board of directors of the Borrower or any Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the board of governors of the federal reserve system), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower and/or any Subsidiary and/or the certificate of incorporation or by-laws, as applicable, of the Borrower and/or any Subsidiary,
(iii) result in a material breach of or constitute a material default under any indenture or loan or credit agreement or any other agreement lease or instrument to which the Borrower and/or any Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on a material portion of the Borrower's and/or any Subsidiary's respective properties or revenues other than Liens granted to the Agent by any of the Financing Documents securing the Obligations. The Borrower and any Subsidiary are in compliance with any such applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, other agreement, lease or instrument, except where the failure to be in compliance does not have a Material Adverse Effect.

          Section 4.1.3.  Acquisition of Consents.  Except as noted on Exhibit
          -------------   -----------------------                      -------
4.1.3, no authorization, consent, approval, license, exemption of or filing or
-----
registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Agent and/or the Lenders or performance by the Borrower or any Subsidiary of any Financing Documents and each of the foregoing which has been obtained is in full force and effect.

          Section 4.1.4.  Validity and Enforceability.  Each of the Financing
          -------------   ---------------------------
Documents when delivered hereunder will constitute the legal, valid and binding obligations of each of the Borrower and any Subsidiary which is or are a party thereto enforceable against the Borrower, and any Subsidiary which is or are a party thereto in accordance with their respective terms except as the enforceability thereof may be limited by the effect of general principles of equity and bankruptcy and similar laws affecting the rights and remedies of creditors generally.

          Section 4.1.5.  Financial Information.  The following information with
          -------------   ---------------------
respect to the Borrower has heretofore been furnished to the Agent:

            Section 4.1.5.1.  Audited annual financial statements of the
            ---------------
Borrower for the periods ended December 31, 1994 and December 31, 1995 and unaudited internally prepared financial statements of the Borrower for the nine-month periods ending September 30, 1995 and September 30, 1996;

            Section 4.1.5.2.  The Projections.
            ---------------

            Section 4.1.5.3.  The pro forma financial statements of the Borrower
            ---------------
as of the Closing Date provided pursuant to Section 3.1.1.12.
                                            ----------------

            Each of the financial statements referred to above in
Section 4.1.5.1 was prepared in accordance with GAAP (subject, in the case of
---------------
interim statements, to the absence of footnotes and normal year-end adjustments) applied on a consistent basis, except as stated therein or in Exhibit 4.1.5. To
                                                              -------------
the best of the Borrower's knowledge, each of the financial statements referred to above in Sections 4.1.5.1 and 4.1.5.3 fairly presents the financial condition
            ----------------     -------
or pro forma financial condition, as the case may be, of the Person being reported on at such dates and is complete and correct in all material respects and no Material Adverse Effect has occurred since the date thereof. The Projections were prepared by the Borrower and the New Stockholders in good faith and in light of the past business of the Borrower and any Subsidiaries based on certain assumptions, the material ones of which are attached to the Projections. The Borrower believes that those assumptions are reasonable in all material respects as of the Closing Date. The Projections were prepared in accordance with practices usually followed in the preparation of accounting projections in good faith and the regular course of an ongoing business.

          Section 4.1.6.  No Litigation.  There are no actions, suits or
          -------------   -------------
proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Subsidiary would draw into question the legal existence of the Borrower and/or any such Subsidiary and/or the validity, authorization and/or enforceability of any of the Financing Documents and/or any provision thereof and/or could have a Material Adverse Effect except those matters, if any, described on Exhibit 4.1.6.
                  -------------

          Section 4.1.7.  Regulation U.  The Borrower is not engaged in the
          -------------   ------------
business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

          Section 4.1.8.  Absence of Adverse Agreements.  Neither the Borrower
          -------------   -----------------------------
nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate or partnership restriction which has a Material Adverse Effect.

          Section 4.1.9.  Taxes.  The Borrower and each Subsidiary has filed all
          -------------   -----
tax returns (federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, except for those taxes, if any, which are being contested in good faith and by appropriate proceedings, and for which proper reserve or other provision has been made in accordance with GAAP and except where any failure to file or pay would not have a Material Adverse Effect on the Borrower or any Subsidiary and except as described in Exhibit 4.1.9.
             -------------

          Section 4.1.10.  ERISA.  Neither Borrower nor any Commonly Controlled
          --------------   -----
Entity maintain, contributes to, or is required to make or accrue a contribution or has within any of the six preceding years maintained, contributed to or been required to make or accrue a contribution to any Plan subject to regulation under Title IV of ERISA, any Plan that is subject to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA, or any Multiemployer Plan.

          Section 4.1.11.  Ownership of Properties.
          --------------   -----------------------

            Section 4.1.11.1.  Except for Permitted Encumbrances, Borrower and
            ----------------
any Subsidiary has good title to all of its properties and assets, including without limitation, the Database free and clear of all restrictions and Liens of any kind other than those which could not have a Material Adverse Effect.

            Section 4.1.11.2.  Exhibit 4.1.11 accurately and completely lists
            ----------------   --------------
the location of all real property owned or leased by Borrower or any Subsidiary. Borrower and each Subsidiary enjoys quiet possession under all material leases of real property to which it is a party as a lessee, and all of such leases are to Borrower's knowledge valid, subsisting and, in full force and effect.

            Section 4.1.11.3.  To Borrower's knowledge, except as specified in
            ----------------
Exhibit 4.1.11, none of the real property occupied by Borrower or any Subsidiary
--------------
is located within any federal, state or municipal flood plain zone.

            Section 4.1.11.4.  Except as set forth in Exhibit 4.1.11, all of the
            ----------------                          --------------
material properties used in the conduct of the Borrower's and each Subsidiary's business (i) are in good repair, working order and condition (reasonable wear and tear excepted) and reasonably suitable for use in the operation of Borrower's, and each Subsidiary's business; and (ii) to Borrower's knowledge are currently operated and maintained, in all material respects, in accordance with the requirements of applicable governmental authorities.

          Section 4.1.12.  Accuracy of Representations and Warranties.  None of
          --------------   ------------------------------------------
Borrower's representations or warranties set forth in this Agreement or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

          Section 4.1.13.  No Investment Company.  Neither the Borrower nor any
          --------------   ---------------------
Subsidiary is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, which is required to register thereunder.

          Section 4.1.14.  Solvency, etc.  After giving effect to the
          --------------   -------------
consummation of each Loan outstanding and to be made under this Agreement as of the time this representation and warranty is given, the Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property in the aggregate having a value both at fair valuation and at fair saleable value in the ordinary course of the Borrower's business greater than the amount required to pay its Indebtedness, including for this purpose unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement and the consummation of any transactions contemplated herein.

          Section 4.1.15. [Intentionally omitted.]
          --------------

          Section 4.1.16.  Ownership Interests.  The schedule of ownership
          --------------   -------------------
interests in the Borrower and any Subsidiaries set forth in Exhibit 1.1 is true,
                                                            -----------
accurate and complete and the Investments to be made for all ownership interests disclosed therein have in fact been fully paid in immediately available Dollars after giving effect to the closing of the Related Transactions.

          Section 4.1.17.  Licenses, Registrations, Compliance with Laws, etc.
          --------------   --------------------------------------------------
Exhibit 4.1.17 accurately and completely describes all permits, governmental
--------------
licenses, registrations and approvals, material to carrying out of Borrower's and each of the Subsidiaries' businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission, the United States Department of Health and Human Services, the Federal Trade Commission and the United States Department of Justice and analogous and related state and foreign agencies and the Pharmaceutical Manufacturers' Association and the American Medical Association. To Borrower's knowledge, all existing authorizations, licenses and permits are in full force and effect, are duly issued in the name of, or validly assigned to the Borrower or a Subsidiary and the Borrower or a Subsidiary has full power and authority to operate thereunder in all material respects. There is no material violation or material failure of compliance or, to Borrower's knowledge, allegation of such violation or failure of compliance on the part of the Borrower or any Subsidiary with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower or any Subsidiary received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval which in any case would have a Material Adverse Effect.

          Section 4.1.18.  Principal Place of Business; Books and Records.  The
          --------------   ----------------------------------------------
Borrower's chief executive offices are located at Borrower's addresses set forth in Section 9.6. All of the Borrower's books and records are kept at one or more
   -----------
of its addresses set forth in Section 9.6.
                              -----------

          Section 4.1.19.  Subsidiaries.  The Borrower has only the Subsidiaries
          --------------   ------------
identified on Exhibit 1.1.
              -----------

          Section 4.1.20.  Copyright.  Except as set forth in Exhibit 4.1.20 the
          --------------   ---------                          --------------
Borrower has not violated any of the provisions of the Copyright Revision Act of 1976, 17 U.S.C. '101, et seq.
                      -- ---

          Section 4.1.21.  Environmental Compliance.  Neither the Borrower nor,
          --------------   ------------------------
to the knowledge of the Borrower, any other Person:

            Section 4.1.21.1.  has ever caused, permitted, or suffered to exist
            ----------------
any Hazardous Material to be spilled, placed, held, located or disposed of on, under, or about, any of the facilities owned, leased or used by the Borrower (the "Premises"), or from the Premises into the atmosphere, any body of water, any wetlands, or on any other real property, nor to Borrower's knowledge does any Hazardous Material exist on, under or about the Premises other than as disclosed on Exhibit 4.1.21, or in respect of Hazardous Material used or
             --------------
disposed of in compliance with law in all material respects;

            Section 4.1.21.2.  has any knowledge that any of the Premises has
            ----------------
ever been used (whether by the Borrower or, to the knowledge of the Borrower, by any other Person) as a treatment, storage or disposal (whether permanent or temporary) site for any Hazardous Waste as defined in 42 U.S.C.A. '6901, et seq.
                                                                         -- ---
(the Resource Recovery and Conservation Act); and

            Section 4.1.21.3.  has any knowledge of any notice of violation,
            ----------------
Lien or other notice issued by any governmental agency with respect to the environmental condition of the Premises or any other property occupied by the Borrower, or any other property which was included in the property description of the Premises or such other real property within the preceding three years except as disclosed to the Agent.

          Section 4.1.22.  Material Agreements, etc. Exhibit 4.1.22 attached
          --------------   ------------------------  --------------
hereto accurately and completely lists all material agreements to which the Borrower or any of the Subsidiaries are a party including without limitation all software licenses (other than with respect to "off the shelf" software which is generally available to the general public at retail), and all material consulting, employment, management, operating and related agreements, if any, which are presently in effect. To the Borrower's knowledge all of the material agreements to which Borrower or any Subsidiary is a party are legally valid, binding, and in full force and effect and neither the Borrower, any of the Subsidiaries nor, to Borrower's knowledge, any other parties thereto are in material default thereunder.

          Section 4.1.23.  Patents, Trademarks and Other Property Rights.
          --------------   ---------------------------------------------
Exhibit 4.1.23 attached hereto contains a complete and accurate schedule of all
--------------
registered trademarks, registered copyrights and patents of the Borrower and/or any of the Subsidiaries, and pending applications therefor, and all other intellectual property in which the Borrower and/or any of the Subsidiaries has any rights other than "off-the shelf" software which is generally available to the general public at retail. Except as set forth in Exhibit 4.1.23, the
                                                     --------------
Borrower and any Subsidiaries own,
possess, or have licenses to use all the patents, trademarks, service marks, trade names, copyrights and non-governmental licenses, and all rights with respect to the foregoing, necessary for the conduct of their respective businesses as now conducted, without, to the Borrower's knowledge any conflict with the rights of others with respect thereto.

          Section 4.1.24.  Related Transaction Documents.  The Borrower has, on
          --------------   -----------------------------
or prior to the date hereof, delivered to the Lenders true copies of the Related Transaction Documents, and each and every material amendment or modification thereto. The representations and warranties of the Borrower and the Old Stockholders contained in the Related Transaction Documents were true and correct in all material respects on and as of the date so given.

                                   ARTICLE 5.

                           COVENANTS OF THE BORROWER

     Section 5.1.  Affirmative Covenants of the Borrower Other than Reporting
     -----------   ----------------------------------------------------------
Requirements.  From the date hereof and thereafter for so long as there is
------------
Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of its Subsidiaries, ensure that each Subsidiary will, unless the Majority Lenders shall otherwise consent in writing:

          Section 5.1.1.  Payment of Taxes, etc.  Pay and discharge all taxes
          -------------   ---------------------
and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for the same which, if unpaid, might become a Lien upon any of its properties, provided that (unless and until foreclosure, restraint, sale or any similar proceeding is pending and is not stayed, discharged or bonded within 30 days after commencement) the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings and for which proper reserve or other provision has been made in accordance with GAAP, unless failure to pay would result in a Material Adverse Effect.

          Section 5.1.2.  Maintenance of Insurance.  Maintain on the collateral
          -------------   ------------------------
under any of the Security Documents insurance against loss by fire, hazards included within the term "extended coverage", and such other hazards, casualties and contingencies as the Agent may from time to time reasonably require, in an amount equal to the greater of (i) $1,000,000 or (ii) one hundred percent (100%)
                                              --
of the replacement cost of the collateral under any of the Security Documents and use commercially reasonable efforts to obtain business interruption insurance in the amount of at least $1,000,000. All policies of such insurance and all renewals thereof shall be in form and substance reasonably acceptable to Agent, shall be made payable in case of loss to the Agent as loss payee and mortgagee and shall contain an endorsement requiring thirty (30) days prior written notice to the Agent prior to cancellation or change in the coverage, scope or amount of any such policies. Borrower shall also keep in full force and effect a policy of public liability insurance against claims of bodily injury, death or property damage occurring in any building in which the limits of liability shall not be less than One Million Dollars ($1,000,000) per person and One Million Dollars ($1,000,000) per accident, together with an excess liability policy in the amount of Two Million Dollars ($2,000,000) which shall be in addition to the limits above set forth. Borrower shall increase the limits of such liability insurance to such higher amounts as the Agent may from time to time reasonably require. Certificates of all such insurance shall be delivered to the Agent concurrently with the execution and delivery of this Agreement, and thereafter all renewal or replacement certificates shall be delivered to the Agent not less than thirty (30) days prior to the expiration date of the policy to be renewed or replaced, accompanied by evidence satisfactory to the Agent that all premiums payable with respect to such policies have been paid by Borrower. Borrower shall have the right of free choice in the selection of the agent or the insurer through or by which the insurance required hereunder is to be placed; provided, however, said insurer has at all times a general policyholder's rating of A or A+ in Best's latest rating guide. Furthermore, the Agent shall have the right after the occurrence of an Event of Default and is hereby constituted and appointed the true and lawful attorney irrevocable of Borrower, in the name and stead of Borrower, but in the uncontrolled discretion of said attorney, (i) to adjust, sue for, compromise and collect any amounts due under such insurance policies in the event of loss and (ii) to give releases for any and all amounts received in settlement of losses under such policies; and the same shall, subject to
Section 2.6.1.3 of this Agreement, at the option of the  Agent, be applied,
---------------
after first deducting the costs of collection, on account of any Indebtedness the payment of which is secured by any of the Financing Documents, whether or not then due, or, notwithstanding the claims of any subsequent lienor, be used or paid over to Borrower in accordance with reasonable procedures established by the Agent for use in repairing or replacing any damaged or destroyed collateral under any of the Security Documents. The Borrower will maintain in full force and effect all "key person" life insurance required at any time and from time to time to be maintained by the Related Transaction Documents.

          Section 5.1.3.  Preservation of Existence, etc. Preserve and maintain
          -------------   ------------------------------
in full force and effect its legal existence, and all material rights, franchises and privileges in the jurisdiction of its organization, preserve and maintain all material licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by it and which are necessary or, in the reasonable business judgment of the Borrower, desirable in view of its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or, in its reasonable business judgment, desirable in view of its business and operations and ownership of its properties, except in each such case where the failure to do so will not have a Material Adverse Effect.

          Section 5.1.4.  Compliance with Laws, etc.  Comply with the
          -------------   -------------------------
requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Effect.

          Section 5.1.5.  Visitation Rights.  Permit, during normal business
          -------------   -----------------
hours and upon the giving of reasonable notice, the Agent, the Lenders and any agents or representatives thereof, on not more than two occasions in any 12 month period unless a Default or Event of Default has occurred and is continuing to examine and make copies of (at Borrower's cost and expense) and abstracts from the records and books of account of, and visit the properties of the Borrower and any Subsidiary to discuss the affairs, finances and accounts of the Borrower or any Subsidiary with any of their partners, officers or management level employees and/or any independent certified public accountant of the Borrower and/or any Subsidiary.

          Section 5.1.6.  Keeping of Records and Books of Account.  Keep
          -------------   ---------------------------------------
adequate records and books of account, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Subsidiary in question, reflecting all financial transactions.

          Section 5.1.7.  Maintenance of Properties, etc. Maintain and preserve
          -------------   ------------------------------
all of its properties necessary or useful in the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, and in accordance with each of the Security Documents.


          Section 5.1.8.  Post-Closing Items.  Complete in a timely fashion all
          -------------   ------------------
actions required in the Post-Closing Letter.

          Section 5.1.9.  Other Documents, etc.  Except as otherwise required by
          -------------   --------------------
this Agreement, pay, perform and fulfill all of its obligations and covenants under each material document, instrument or agreement to which it is a party including, without limitation, the Related Transaction Documents unless the failure to do so could not have a Material Adverse Effect; provided that so long as the Borrower or any Subsidiary is contesting any claimed default by it or them under any of the foregoing by proper proceedings conducted in good faith and for which any proper reserve or other provision in accordance with and to the extent required by GAAP has been made, such default shall not be deemed a violation of this covenant.

          Section 5.1.10.  Minimum Interest Coverage Ratio.  Maintain at the end
          --------------   -------------------------------
of each fiscal quarter of the Borrower in each period set forth below a ratio of EBITDA to Interest Expense of not less than the ratio set forth opposite such period, such ratio to be measured (i) at each Borrower fiscal quarter end on or prior to December 31, 1997 for the period commencing January 1, 1997 and ending on such fiscal quarter end and (ii) at each Borrower fiscal quarter end thereafter for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters:


   Borrower Fiscal Quarter(s) Ending               Ratio
   ---------------------------------               -----
   January, 1997  through September 30, 1997       3.00:1.00
   December 31, 1997 through September 30, 1998    3.50:1.00
   December 31, 1998 and thereafter                4.00:1.00

          Section 5.1.11.  Minimum Debt Service Coverage Ratio. Maintain at the
          --------------   -----------------------------------
end of each fiscal quarter of the Borrower in each period set forth below a ratio of (i) EBITDA less, for the fiscal period in question, the sum of taxes
                    ----
paid or payable and Capital Expenditures to (ii) the sum of Total Debt Service of not less than the ratio set forth opposite such period, such ratio to be measured (i) at each Borrower fiscal quarter end on or prior to December 31, 1997 for the period commencing January 1, 1997 and ending on such fiscal quarter end and (ii) at each Borrower fiscal quarter end thereafter for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters:


   Borrower Fiscal Quarter(s) Ending            Ratio
   ---------------------------------            -----
   January 1, 1997 through December 31, 1997    1.40:1.00
   January 1, 1998 through December 31, 1998    1.30:1.00
   January 1, 1999 through December 31, 1999    1.20:1.00
   January 1, 2000 and thereafter               1.15:1.00

          Section 5.1.12.  Maximum Ratio of Total Indebtedness for Borrowed
          --------------   ------------------------------------------------
Money to EBITDA.  Maintain at the end of each fiscal quarter of the Borrower in
---------------
each period set forth below a ratio of (i) total Indebtedness for Borrowed Money of the Borrower and its Subsidiaries on a consolidated basis as of the last day of such fiscal quarter to (ii) EBITDA for the rolling four Borrower fiscal quarter period consisting of such fiscal quarter and the three immediately preceding Borrower fiscal quarters of not greater than the ratio set forth below opposite such period:


   Borrower Fiscal Quarter(s) Ending               Ratio
   ---------------------------------               -----
   Closing Date through September 30, 1997         3.00:1.00
   December 31, 1997 through September 30, 1998    2.75:1.00
   December 31, 1998 through September 30, 1999    2.25:1.00
   December 31, 1999 and thereafter                1.75:1.00

          Section 5.1.13.  Minimum EBITDA.  Maintain the sum of (i) EBITDA and
          --------------   --------------
(ii) to the extent not added back in the calculation of EBITDA, 1996 compensation to the Old Stockholders in excess of $1,050,000, all for the fiscal year ending December 31, 1996 of not less than $6,500,000.

          Section 5.1.14.  Minimum Quick Ratio.  Maintain at the end of each
          --------------   -------------------
fiscal quarter a ratio of (i) the sum of (w) cash on hand or on deposit in any bank or trust company which has not suspended business, (x) Cash Equivalent Investments (without duplication with (w)) and (y) accounts receivable of the Borrower to (ii) (x) Current Liabilities plus the outstanding amount of the Revolving Credit Loan less, the sum of (y) the amount of any deferred revenue
                      ----
and, (z) the amount of the Term Loan included in Current Liabilities of not less than 1.25:1.00. Each item described in clauses (i) and (ii) of this Section
                                                                     -------
5.1.14 shall be calculated as of the last day of the Borrower fiscal quarter and
------
include only the item(s) in question of the Borrower and its Subsidiaries on a consolidated basis.

          Section 5.1.15.  Officer's Certificates and Requests. Provide each
          --------------   -----------------------------------
Officer's Certificate required under this Agreement and each Request so that the statements contained therein are accurate and complete in all material respects.

                                         Section 5.1.16.  Depository.  Use the
                                         --------------   ----------
Agent as a principal depository of Borrower's funds.

          Section 5.1.17.  Chief Executive Officer.  Maintain Patrick LePore and
          --------------   -----------------------
Gregory Boron as senior officers of the Borrower and as the Persons with principal executive, operating and management responsibility for the Borrower's business or obtain replacements of comparable experience and training in the Borrower's industry reasonably satisfactory to the Majority Lenders within 120 days of their ceasing to act in such capacities.

          Section 5.1.18.  Notice of Purchase of Real Estate and Leases.
          --------------   --------------------------------------------
Promptly notify the Agent in the event that the Borrower shall purchase any real estate or enter into any lease of real estate or of equipment material to the operation of the Borrower's business which lease provides for rentals in the amount of $100,000 or more in any calendar year, supply the Agent with a copy of the related purchase agreement or of such lease, as the case may be, and if requested by the Agent, execute and deliver, or cause to be executed and delivered, to the Agent for the benefit of the Lenders a deed of trust, mortgage, assignment or other document, together with landlord consents, in the case of leased property, reasonably satisfactory in form and substance to the Agent, granting a valid first Lien (subject to any Liens permitted under Section
                                                                         -------
5.2.1 hereof) on such real property or leasehold as security for the Financing
-----
Documents.

          Section 5.1.19.  Additional Assurances.  From time to time hereafter,
          --------------   ---------------------
execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as the Agent shall reasonably request for the purpose of implementing or effectuating the provisions of the Financing Documents, and upon the exercise by the Agent of any power, right, privilege or remedy pursuant to the Financing Documents which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, exercise and deliver all applications, certifications, instruments and other documents and papers that the Agent may be so required to obtain.

          Section 5.1.20.  Appraisals.  Permit the Agent and its agents, at any
          --------------   ----------
time and in the sole discretion of the Agent or at the request of the Majority Lenders (but not more than once in any period of twelve months unless a Default or Event of Default shall have occurred and be continuing), to conduct appraisals of the Borrower's business, the reasonable cost of which shall be borne by the Borrower.


          Section 5.1.21.  Environmental Compliance.  Comply in all material
          --------------   ------------------------
respects with the requirements of all federal, state, and local environmental laws; notify the Lenders promptly in the event of any spill of Hazardous Material materially affecting the Premises occupied by the Borrower from time to time; forward to the Lenders promptly any written notices relating to such matters received from any governmental agency; and pay promptly when due any uncontested fine or assessment against the Premises.

          Section 5.1.22.  Remediation.  Immediately contain and remove any
          --------------   -----------
Hazardous Material found on the Premises in compliance with applicable laws and at the Borrower's expense, subject however, to the right of the Agent, at the Agent's option but at the Borrower's expense, to have an environmental engineer or other representative review the work being done.

          Section 5.1.23.  Site Assessments.  Promptly upon the request of the
          --------------   ----------------
Agent, based upon the Agent's reasonable belief that a material Hazardous Waste or other environmental problem exists with respect to any Premises, provide the Agent with a Phase I environmental site assessment report and, if Agent finds a reasonable basis for further assessment in such Phase I assessment, a Phase II environmental site assessment report, or an update of any existing report, all in scope, form and content and performed by such company as may be reasonably satisfactory to the Agent.

          Section 5.1.24.  Indemnity.  Indemnify, defend, and hold the Agent and
          --------------   ---------
the Lenders harmless from and against any claim, cost, damage (including without limitation consequential damages), expense (including without limitation reasonable attorneys' fees and expenses), loss, liability, or judgment now or hereafter arising as a result of any claim for environmental cleanup costs, any resulting damage to the environment and any other environmental claims against the Borrower, any Subsidiary, the Lenders and/or the Agent arising out of the transactions contemplated by this Agreement, or any of the Premises. The provisions of this Section shall continue in effect and shall survive (among other events), until the applicable statute of limitations has expired, any termination of this Agreement, foreclosure, a deed in lieu transaction, payment and satisfaction of the Obligations of Borrower, and release of any collateral for the Loans.

          Section 5.1.25.  Trademarks, Copyrights, etc. Concurrently with the
          --------------   ---------------------------
acquisition of any trademark, tradename, copyright, patent or service mark collaterally assign and grant a first priority perfected Lien thereon to the Agent pursuant to documents in form and substance reasonably satisfactory to the Agent.

          Section 5.1.26.  Database Protection.  Use all means that the Borrower
          --------------   -------------------
reasonably believes are reasonably necessary to protect the trade secret, proprietary nature of the Database.

The Borrower shall provide the Agent with a true and correct copy of the Database and shall provide the Agent with periodic updates to the Database, not less frequently than on a quarterly basis, all in accordance with the Security Documents.

          Section 5.1.27.  Employee Confidentiality.  Maintain in full force and
          --------------   ------------------------
effect all employee confidentiality and proprietary rights agreements required to be maintained by the Related Transaction Documents.

          Section 5.2.  Negative Covenants of the Borrower.  From the date
          -----------   ----------------------------------
hereof and thereafter for so long as there is Indebtedness of the Borrower to any Lender and/or the Agent under any of the Financing Documents or any part of the Commitment is in effect, the Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Subsidiaries, will ensure that each such Subsidiary will not, without the prior written consent of the Majority Lenders:

          Section 5.2.1.  Liens, etc.  Create, incur, assume or suffer to exist
          -------------   ----------
any Lien of any nature, upon or with respect to any of its properties, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any Liens:

            Section 5.2.1.1.  For taxes, assessments or governmental charges or
            ---------------
levies on property if the same shall not at the time be delinquent or thereafter can be paid without penalty or interest, or (if foreclosure, distraint, sale or other similar proceedings shall not have been commenced or if commenced not stayed, bonded or discharged within 30 days after commencement) are being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

            Section 5.2.1.2.  Imposed by law, such as landlords', carriers',
            ---------------
warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with and to the extent required by GAAP;

            Section 5.2.1.3.  Arising in the ordinary course of business out of
            ---------------
pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

            Section 5.2.1.4.  Arising from or upon any judgment or award,
            ---------------
provided that such judgment or award is being contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed;

            Section 5.2.1.5.  Those set forth on Exhibit 1.8;
            ---------------                      -----------

            Section 5.2.1.6.  Those now or hereafter granted pursuant to the
            ---------------
Security Documents or otherwise now or hereafter granted to the Agent for the benefit of the Lenders as collateral for the Loans and/or Borrower's other Obligations arising in connection with or under any of the Financing Documents;

            Section 5.2.1.7.  Deposits to secure the performance of bids, trade
            ---------------
contracts (other than for Borrowed Money), leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

            Section 5.2.1.8.  Easements, rights of way, restrictions and other
            ---------------
similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of business by any Borrower or any Subsidiary;

            Section 5.2.1.9.  Liens securing Indebtedness permitted to exist
            ---------------
under Section 5.2.8.3; provided that the Lien securing any such Indebtedness is
      ---------------
limited to the item of property purchased or leased in each case;

            Section 5.2.1.10.  UCC-1 financing statements filed solely for
            ----------------
notice or precautionary purposes by lessors under operating leases which do not secure Indebtedness and which are limited to the items of equipment leased pursuant to the lease in question;

            Section 5.2.1.11.  Liens securing
            -----------------
Indebtedness permitted to exist under Section 5.2.8.8; and
                                      ---------------

            Section 5.2.1.12  Liens on security deposits with respect to leases
            ----------------
of office space and other liens arising by operation of law or under leases to secure landlords or lessors, or under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented and the tangible property located thereon.

          Section 5.2.2.  Assumptions, Guaranties, etc. of Indebtedness of Other
          -------------   ------------------------------------------------------
Persons.  Assume, guarantee, endorse or otherwise become directly or
-------
contingently liable in connection with any obligation or Indebtedness of any other Person, except:

            Section 5.2.2.1.  Guaranties by endorsement of negotiable
            ---------------
instruments for deposit or collection or similar transactions in the ordinary course of business;

            Section 5.2.2.2.  Assumptions, guaranties, endorsements and
            ---------------
contingent liabilities within the definition of Indebtedness and permitted by
Section 5.2.8; and
-------
            Section 5.2.2.3.  Those set forth on Exhibit 5.2.2.
            ---------------                      -------------



          Section 5.2.3.  Acquisitions, Dissolution, etc. Acquire, in one or a
          -------------   ------------------------------
series of transactions, all or any substantial portion of the assets or ownership interests in another Person, or dissolve, liquidate, wind up, merge or consolidate or combine with another Person or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any assets having a fair value in excess of $50,000, whether now owned or hereafter acquired, or any of the Borrower's or any Subsidiary's interests in real property having a fair value in excess of $50,000 other than assets which are replaced within 30 days of any asset sale, assignment, lease or disposition with assets of like kind, usefulness and value; provided, however, that Borrower shall be permitted to acquire all or any portion of the assets of or ownership interests in another Person (by merger, consolidation or otherwise so long as the Borrower survives) (i) for aggregate (for all such acquisitions since the Closing Date but excluding the Related Transactions) cash consideration not to exceed $2,500,000 and (ii) only if such Person's gross revenues calculated in accordance with GAAP on a consolidated basis for such Person and any of its Subsidiaries for such Person's most recent (prior to the acquisition) fiscal quarter and such Person's immediately preceding three fiscal quarters are less than 10% of the Borrower's gross revenues calculated in the same manner. At the time of any such acquisition the Borrower shall provide or grant or cause to be provided or granted to the Agent a first priority perfected Lien on the assets or ownership interests acquired, including without limitation the assets owned by any Subsidiary, to the extent that the Agent does not already have such a Lien. Prior to the consummation of any such permitted transaction, Borrower shall submit to the Agent a pro-forma Compliance Certificate on a consolidated basis (including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests, all measured as set forth below in this Section 5.2.3),
                                                             -------------
which such pro-forma Compliance Certificate shall indicate that no Default or Event of Default exists or would exist following consummation of the permitted transaction and that the Borrower would be, in compliance with (on a consolidated basis including the to-be-acquired assets and any assumed liabilities or if ownership interests are acquired, the to-be-acquired Person if such Person is to be a Subsidiary and if not, the to-be-acquired ownership interests), Sections 5.1.10 through 5.1.14 and 5.2.17 following consummation
            ---------------         ------     ------
of the permitted transaction, including the to-be-acquired assets, Person or ownership interests and the operating results thereof on the same basis and for the same periods as the Borrower is measured for each such covenant, respectively.

          Section 5.2.4.  Change in Nature of Business.  Make any material
          -------------   ----------------------------
change in the nature of its business.  For purposes of this Section 5.2.4, the
                                                            -------------
expansion or further development of the telemarketing business of the Borrower and its Subsidiaries shall not constitute a material change in its business.

          Section 5.2.5.  Ownership.  Cause or
          -------------   ---------
permit the occurrence of any Change of Control.

          Section 5.2.6.  Sale and Leaseback.  Enter into any sale and leaseback
          -------------   ------------------
arrangement with any lender or investor, or enter into any leases except in the normal course of business at reasonable rents comparable to those paid for similar leasehold interests in the area.

          Section 5.2.7.  Sale of Accounts, etc.  Sell, assign, discount or
          -------------   ---------------------
dispose in any way of any accounts receivable, promissory notes or trade acceptances held by the Borrower or any Subsidiary, with or without recourse, except in the ordinary course of the Borrower's or any Subsidiary's business.

          Section 5.2.8.  Indebtedness.  Incur, create, become or be liable
          -------------   ------------
directly or indirectly in any manner with respect to or permit to exist any Indebtedness except:

            Section 5.2.8.1.  Indebtedness under the Financing Documents;
            ---------------

            Section 5.2.8.2.  Indebtedness with respect to trade payable
            ---------------
obligations and other normal accruals and customer deposits in the ordinary course of business not yet due and payable in accordance with customary trade terms or with respect to which the Borrower or any Subsidiary is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent such person has set aside on its books adequate reserves therefor in accordance with and to the extent required by GAAP;

            Section 5.2.8.3.  Indebtedness with respect to Capitalized Lease
            ---------------
Obligations and purchase money Indebtedness with respect to real or personal property in an aggregate amount outstanding at any time not to exceed $1,000,000; provided that the amount of any purchase money Indebtedness does not exceed 90% of the lesser of the cost or fair market value of the asset purchased with the proceeds of such Indebtedness;

            Section 5.2.8.4.  Unsecured Indebtedness in an aggregate amount
            ---------------
outstanding at any time not to exceed $250,000;

            Section 5.2.8.5.  Indebtedness listed on Exhibit 3.1.1.8;
            ---------------                          ---------------

            Section 5.2.8.6.  Indebtedness owing by the Borrower to any
            ---------------
Subsidiary or by any Subsidiary to the Borrower or any other Subsidiary.

            Section 5.2.8.7.  Indebtedness permitted by Section 5.2.2 or secured
            ---------------                             -------------
by Liens permitted under Section 5.2.1.1 through 5.2.1.4.
                         ---------------         -------

            Section 5.2.8.8.  Indebtedness outstanding as a refinancing of
            ---------------
Indebtedness permitted under another clause of this Section 5.2.8 other than
                                                    -------------
Sections 5.2.8.2 or 5.2.8.8; provided that such Indebtedness as refinanced
----------------    -------
continues to qualify as permitted Indebtedness under the clause of this Section
                                                                        -------
5.2.8 under which the refinanced Indebtedness was permitted under this Section
-----                                                                  -------
5.2.8.
-----

          Section 5.2.9.  Other Agreements.  Amend any of the terms or
          -------------   ----------------
conditions of any of the Related Transaction Documents, its certificate of incorporation, if any, any subordination agreement or any indenture, agreement, document, note or other instrument evidencing, securing or relating to any other Indebtedness permitted under Section 5.2.8, in each case in a manner materially
                             -------------
adverse to the Agent or any of the Lenders.

          Section 5.2.10.  Payment or Prepayment of Equity.  Make any payment or
          --------------   -------------------------------
prepayment of any principal of or interest on or any payment, prepayment, redemption, defeasance, sinking fund payment, other repayment of principal or capital or deposit for the purpose of any of the foregoing on or in connection with the Equity except so long as no Default or Event of Default has occurred and is continuing or would exist after any such payments (a) payments in respect of redemptions or repurchases of the Borrower's stock under employee stock plans and programs approved by the Borrower's Board of Directors not to exceed $400,000 in the aggregate in any calendar year, and (b) payments by the Borrower to any of the Old Stockholders required under the Related Transaction Documents.

          Section 5.2.11.  Dividends, Payments and Distributions. Declare or pay
          --------------   -------------------------------------
any dividends, management fees or like fees or make any other distribution of cash or property or both to any of the Stockholders other than directors' fees and compensation for services rendered to the Borrower and/or any Subsidiary or use any of its assets for payment, purchase, conversion, redemption, retention, acquisition or retirement of any beneficial interest in the Borrower or set aside or reserve assets for sinking or like funds for any of the foregoing purposes, make any other distribution by reduction of capital or otherwise in respect of any beneficial interest in the Borrower or permit any Subsidiary which is not a wholly-owned Subsidiary so to do except to the extent permitted under Section 5.2.10 and except, so long as the Borrower is and would be in
      --------------
compliance with all provisions of this Agreement immediately before and after any such payment, commencing in April, 1998 Borrower may pay, in April of each Borrower fiscal year, 10% cumulative dividends on up to $10,000,000 of Borrower's Convertible and Redeemable Preferred Stock solely from the amount, if any, of Borrower's Excess Cash Flow for the immediately preceding Borrower fiscal year remaining after Borrower's payment to the Agent for the accounts of the Lenders of all amounts payable under Section 2.6.1.2 and only if at the time
                                         ---------------
of and after giving effect to such payment the outstanding principal balance of the Revolving Credit Loans is $0; provided that any such payment in April, 1998 shall be made only with the Majority Lenders' prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary set forth in this Agreement, the New Stockholders may at any time convert their shares of the Borrower's convertible participating preferred stock in accordance with the provisions of the Borrower's Amended and Restated Certificate of Incorporation.

          Section 5.2.12.  Investments in or to Other Persons. Make or commit to
          --------------   ----------------------------------
make any Investment in or to any other Person (including, without limitation, any Subsidiary) other than (i) advances to employees for business expenses not to exceed $25,000 in the aggregate outstanding for any one employee and not to exceed $100,000 in the aggregate outstanding at any one time to all such employees, (ii) other employee loans not to exceed $100,000 in the aggregate outstanding at any one time to all such employees, (iii) Cash Equivalent Investments, (iv), Investments in accounts, contract rights and chattel paper (as defined in the Uniform Commercial Code) and notes receivable, arising or acquired in the ordinary course of business and (v) Investments described on
Exhibit 5.2.2 or permitted under Section 5.2.3 and (vi) other Investments in an
-------------                    -------------
amount not exceeding $100,000 in the aggregate at any time..

          Section 5.2.13.  Transactions with Affiliates.  Except as contemplated
          --------------   ----------------------------
by the Equity Documents and Related Transaction Documents and except as set forth on Exhibit 5.2.13, engage in any transaction or enter into any agreement
         --------------
with an Affiliate, or in the case of Affiliates or Subsidiaries, with the Borrower or another Affiliate or Subsidiary, except in the ordinary course of business on an arm's length basis or as permitted by any other provision of this Agreement.

          Section 5.2.14.  Change of Fiscal Year. Change its fiscal year.
          --------------   ---------------------

          Section 5.2.15.  Subordination of Claims.  Subordinate any present or
          --------------   -----------------------
future claim against or obligation of another Person, except as ordered in a bankruptcy or similar creditors' remedy proceeding of such other Person.

          Section 5.2.16.  Compliance with ERISA.  With respect to Borrower and
          --------------   ---------------------
any Commonly Controlled Entity (a) withdraw from or cease to have an obligation to contribute to, any Multiemployer Plan (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code) involving any Plan, (c) except for any deficiency caused by a waiver of the minimum funding requirement under sections 412 and/or 418 of the Code, as described above, incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code) of the Borrower or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan,
(d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, such event continues unremedied for ten (10) days after notice of such Reportable Event pursuant to sections 4043(a), (c) or (d) of ERISA is given, if in the reasonable opinion of the Majority Lenders any of the foregoing is likely to result in a material liability of the Borrower or any Commonly Controlled Entity, (e) permit the assets held under any Plan to be insufficient to protect all accrued benefits in any material respect, (f) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower or any Commonly Controlled Entity to PBGC by reason of termination of any such Plan or (g) cause or permit any Plan maintained by Borrower and/or any Commonly Controlled Entity to be out of compliance with ERISA in any material respect. For purposes of this Section 5.2.16 "material liability" shall be deemed to mean
                     --------------
any liability of Fifty Thousand Dollars ($50,000) or more in the aggregate.

          Section 5.2.17.  Capital Expenditures.  Incur Capital Expenditures (i)
          --------------   --------------------
during 1997 in excess of $1,000,000, (ii) during 1998 in excess of $500,000,
(iii) during 1999 in excess of

$600,000, (iv) during 2000 in excess of $700,000 and (v) during 2001 in excess of $800,000 plus, for each such calendar year commencing with 1998, the excess, if any, of the immediately preceding calendar year's maximum amount of Capital Expenditures over the amount of Capital Expenditures actually made in such immediately preceding calendar year.

          Subject to the foregoing, the Borrower shall make its Capital Expenditures substantially in accordance with and for the purposes outlined in the Budget for the Borrower fiscal year in question.

          Section 5.2.18.  Hazardous Waste.  Become involved, or permit, to the
          --------------   ---------------
extent reasonably possible after the exercise by the Borrower of reasonable due diligence and preventive efforts, any tenant of its real property, if any, to become involved, in any operations at such real property generating, storing, disposing, or handling Hazardous Material or any other activity that could lead to the imposition on the Borrower or the Agent or any Lender, or any such real property of any material liability or Lien under any environmental laws.

     Section 5.3.  Reporting Requirements.  From the date hereof and
     -----------   ----------------------
thereafter for so long as the Borrower is indebted to any Lender and/or the Agent under any of the Financing Documents, the Borrower will, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Agent for distribution to the Lenders:

          Section 5.3.1.  As soon as possible and in any event upon acquiring
          -------------
knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an Authorized Representative setting forth details of such Event of Default or Default and the actions which the Borrower has taken and proposes to take with respect thereto;

          Section 5.3.2.  As soon as practicable after the end of each Borrower
          -------------
fiscal year and in any event within 90 days after the end of each such fiscal year, consolidated and consolidating balance sheets of the Borrower and any Subsidiaries as at the end of such year, and the related statements of income and cash flows or shareholders' equity of the Borrower and any Subsidiaries setting forth in each case the corresponding figures for the preceding fiscal year, such statements to be certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to the Majority Lenders, to be accompanied by a true copy of said auditors' management letter, if one was provided to the Borrower.

          Section 5.3.3.  As soon as is practicable after the end of each fiscal
          -------------
quarter of each Borrower fiscal year and in any event within 45 days thereafter, consolidated balance sheets of the Borrower and any Subsidiaries as of the end of such period and the related statements of income and cash flows and shareholders' equity of the Borrower and any Subsidiaries, subject to changes resulting from year-end adjustments, together, subject to Section 5.3.7, with a
                                                          -------------
comparison to the Budget for the applicable period, such balance sheets and statements to be prepared and certified by an Authorized Representative in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form reasonably satisfactory to the Agent;

          Section 5.3.4.  Simultaneously with the furnishing of each of the
          -------------
year-end consolidated and consolidating financial statements of the Borrower and any Subsidiaries to be delivered pursuant to Section 5.3.2 and each of the
                                             -------------
consolidated quarterly statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.3.3 an Officer's Certificate of an Authorized
                      -------------
Representative which shall contain a statement in the form of Exhibit 3.1.1.10
                                                              ----------------
to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof and the actions the Borrower has taken and prepare to take with respect thereto. Each such Officer's Certificate shall also contain a calculation of and certify to the accuracy of the amounts required to be calculated in the financial covenants of the Borrower contained in this Agreement and described in Exhibit 3.1.1.10; Section 5.3.5. Promptly after
                           ----------------  -------------
the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower and/or any Subsidiary;

          Section 5.3.6.  [Intentionally Omitted]
          --------------

          Section 5.3.7.  On or before January 31 of each fiscal year of the
          -------------
Borrower, an updated proposed budget, prepared on a quarterly basis, and updated financial projections for the Borrower and any Subsidiaries on a consolidated basis (together, the "Budget") for such fiscal year, setting forth in detail reasonably satisfactory to the Agent the projected results of operations of the Borrower and any Subsidiaries on a consolidated quarterly basis, detailed Capital Expenditures plan and stating underlying assumptions and accompanied by a written statement of an Authorized Representative certifying as to the approval of such Budget by Borrower's board of directors. In the event of any revisions or modifications to the Budget, provide the Agent with an updated proposed Budget within ten (10) days after the submittal of such revisions or modifications to the Borrower's board of directors or the New Stockholders.

          Section 5.3.8.  Such other information respecting the Business
          -------------
Condition of the Borrower or any Subsidiaries as the Agent or any Lender may from time to time reasonably request;

          Section 5.3.9.  Written notice of the fact and of the details of any
          -------------
sale or transfer of any ownership interest in the Borrower or any Subsidiary given promptly after the Borrower acquires knowledge thereof; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

          Section 5.3.10.  Prompt written notice of loss of any Material Adverse
          --------------
Effect and an explanation thereof and of the actions the Borrower and/or such Subsidiary propose to take with respect thereto; and

          Section 5.3.11.  Written notice of the following events, as soon as
          --------------
possible and in any event within 15 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Multiemployer Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable: (a) an Officer's Certificate setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be.

                                   ARTICLE 6.

                               EVENTS OF DEFAULT

     Section 6.1.  Events of Default.  The Borrower shall be in default under
     -----------   -----------------
each of the Financing Documents, upon the occurrence of any one or more of the following events ("Events of Default"):

          Section 6.1.1.  If the Borrower shall fail to make due and punctual
          -------------
payment of any principal, fees, interest and/or other amounts payable under this Agreement as provided in any Note and/or in this Agreement when the same is due and payable except that it shall not be an Event of Default if any interest, fees and/or other amounts (excluding principal) is paid within 5 days after it is due and payable, whether at the due date thereof or at a date fixed for prepayment or if the Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement and/or under any Note on the date when such payment becomes due and payable by acceleration;

          Section 6.1.2.  If the Borrower or any material Subsidiary shall make
          -------------
an assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

          Section 6.1.3.  To the extent not described in Section 6.1.2, (i) if
          -------------                                  -------------
the Borrower or any material Subsidiary shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section 6.1.3, such proceeding or appointment
                              -------------
shall not be an Event of Default if the Borrower or the Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within sixty (60) days after commencement thereof; or

          Section 6.1.4.  If final judgment or judgments aggregating more than
          -------------
$500,000 (net of insurance proceeds) shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof; or

          Section 6.1.5.  If the Borrower or any Subsidiary shall default (after
          -------------
giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Indebtedness exceeding in the aggregate $250,000 (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any mortgage, note or other agreement evidencing, securing or providing for the creation of such Indebtedness, which results in the acceleration of such Indebtedness or which permits, or with the giving of notice would permit, any holder or holders of any such Indebtedness to accelerate the stated maturity thereof; or

          Section 6.1.6.  If there shall be a default in the performance of the
          -------------
Borrower's obligations under Section 5.1.3 (insofar as such Section requires the
                             -------------
preservation of the corporate existence of the Borrower or any Subsidiary) or any of Sections 5.1.2, 5.1.10 through 5.1.13 or Section 5.2 of this Agreement;
       --------------  ------         ------    -----------
or

          Section 6.1.7.  If there shall be any Default in the performance of
          -------------
any covenant or condition contained in this Agreement or in any of the other Financing Documents to be observed or performed pursuant to the terms hereof or any Financing Document, as the case may be, or to the extent such Default would have a Material Adverse Effect, by the Borrower under any of the Related Transaction Documents, other than a covenant or condition referred to in any other subsection of this Section 6.1 and such Default shall continue unremedied
                         -----------
or unwaived, (i) in the case of any covenant or condition contained in Section
                                                                       -------
5.3, for fifteen (15) Business Days, or (ii) in the case of any other covenant
---
or condition for which no other grace period is provided, for thirty (30) days, or (iii) in the case of any other covenant or condition for which another grace period is provided, for such grace period, or (iv) if any of the representations and warranties made or deemed made by the Borrower to the Agent and/or any Lender pursuant to any of the Financing Documents proves to have been false or misleading in any material respect when made and such falseness or misleading representation or warranty would be reasonably likely to have a material adverse effect on the Agent or any Lender or their rights and remedies or a Material Adverse Effect; or

          Section 6.1.8.  If there shall be any attachment of any deposits or
          -------------
other property of the Borrower and/or any Subsidiary in the possession of any Lender or any attachment of any other property of the Borrower and/or any Subsidiary in an amount exceeding $250,000, which shall not be discharged, vacated or stayed within thirty (30) days of the date of such attachment; or

          Section 6.1.9.  Any certification of the financial statements,
          -------------
furnished to the Agent pursuant to Section 5.3.2, shall contain any
                                   -------------
qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon.

                                   ARTICLE 7.

                              REMEDIES OF LENDERS

          Upon the occurrence and during the continuance of any one or more of the Events of Default, the Agent, at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the obligation of the Lenders to make or maintain the Loans to be terminated, whereupon the same and the Commitment shall forthwith terminate, and the Agent, at the request of the Majority Lenders, shall, by written notice to the Borrower, declare the entire unpaid principal amount of each Note and all fees and interest accrued and unpaid thereon and/or under this Agreement, and/or any of the other Financing Documents and any and all other Indebtedness under this Agreement, each Note and/or any of the other Financing Documents to the Agent and/or any of the Lenders and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon each Note, and all such accrued fees and interest and other such

Indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that upon the occurrence of an Event of Default under Sections 6.1.2 or 6.1.3, all of the
                                        --------------    -----
unpaid principal amount of each Note, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under any of the other Financing Documents and any and all other such Indebtedness of the Borrower to any of the Lenders and/or to any such holder shall thereupon be due and payable in full without any need for the Agent and/or any Lender to make any such declaration or take any action and the Lenders' obligations to make the Loans shall simultaneously terminate. The Agent shall, in accordance with the votes of the Majority Lenders, exercise all remedies on behalf of and for the account of each Lender and on behalf of its respective Pro Rata Share of the Loans, its Note and Indebtedness of the Borrower owing to it or any of the foregoing, including, without limitation, all remedies available under or as a result of this Agreement, the Notes or any of the other Financing Documents or any other document, instrument or agreement now or hereafter securing any Note without any such exercise being deemed to modify in any way the fact that each Lender shall be deemed a separate creditor of the Borrower to the extent of its Note and Pro Rata Share of the Loans and any other amounts payable to such Lender under this Agreement and/or any of the other Financing Documents and the Agent shall be deemed a separate creditor of the Borrower to the extent of any amounts owed by the Borrower to the Agent.

                                   ARTICLE 8.

                                     AGENT

          Section 8.1.  Appointment.  The Agent is hereby appointed as Agent,
          -----------   -----------
hereunder and each Lender hereby authorizes the Agent to act under the Financing Documents as its Agent hereunder and thereunder, respectively. The Agent agrees to act as such upon the express conditions contained in this Article 8. The provisions of this Article 8 are solely for the benefit of the Agent, and, except as expressly provided in Section 8.6, neither the Borrower nor any third
                                -----------
party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Financing Documents to which the Agent is a party, the Agent shall act solely as Agent of the Lenders and does not assume nor shall the Agent be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower, any of the Stockholders, any Affiliate or any Subsidiary.

          Section 8.2.  Powers; General Immunity.
          -----------   ------------------------

            Section 8.2.1.  Duties Specified.  Each Lender irrevocably
            -------------   ----------------
authorizes the Agent to take such action on such Lender's behalf, including, without limitation, to execute and deliver the Financing Documents to which the Agent is a party and to exercise such powers hereunder and under the Financing Documents and other instruments and agreements referred to herein as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. The Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Financing Documents and may perform such duties by or through its agents or employees. The duties of the Agent shall be mechanical and administrative in nature; and the Agent shall not have by reason of this Agreement or any of the Financing Documents a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the Security Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any of the Financing Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

          Section 8.2.2.  No Responsibility For Certain Matters.  The Agent
          -------------   -------------------------------------
shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Financing Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower, any of the Stockholders, and/or any Subsidiary to the Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

          Section 8.2.3.  Exculpatory Provisions.  Neither the Agent nor any of
          -------------   ----------------------
its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted hereunder or under any of the Financing Documents, or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. If the Agent shall request instructions from Lenders with respect to any action (including the failure to take an action) in connection with any of the Financing Documents, the Agent shall be entitled to refrain from taking such action unless and until the Agent, shall have received instructions from the Majority Lenders (or all of the Lenders if the action requires their consent). Without prejudice to the generality of the foregoing,
(i) the Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower, any of the Stockholders, and/or any Subsidiary), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or (where so instructed) refraining from acting under any of the Financing Documents or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent). The Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under any of the Financing Documents or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Lenders (or all of the Lenders if the action requires their consent).

          Section 8.2.4.  Agent Entitled to Act as Lender.  The agency hereby
          -------------   - -----------------------------
created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Fleet in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Commitment, Fleet shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Fleet in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower, any of the Stockholders, or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower and/or any of such other Persons for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

     Section 8.3.  Representations and Warranties; No Responsibility for
     -----------   -----------------------------------------------------
Appraisal of Creditworthiness.  Each Lender represents and warrants that it has
-----------------------------
made its own independent investigation of the financial condition and affairs of the Borrower, the Stockholders and any Subsidiaries of any of them in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower, the Stockholders and the Subsidiaries. The Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or any time or times thereafter (except for information received by the Agent under Section 5.3
                                                               -----------
hereof which the Agent will promptly forward to the Lenders), and the Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to any of the Lenders.

     Section 8.4.  Right to Indemnity.  Each Lender severally agrees to
     -----------   ------------------
indemnify the Agent proportionately to its Pro Rata Share of the Loans, to the extent the Agent shall not have been reimbursed by or on behalf of the Borrower, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement and/or any of the other Financing Documents; provided that
                                                                   --------
no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

     Section 8.5.  Payee of Note Treated as Owner.  The Agent may deem and
     -----------   ------------------------------
treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

     Section 8.6.  Resignation by Agent.
     -----------   --------------------

          Section 8.6.1.  The Agent may resign from the performance of all its
          -------------
functions and duties under the Financing Documents at any time by giving 30 days' prior written notice to the Borrower and each of the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent, of appointment pursuant to Sections 8.6.2 and 8.6.3 below or as otherwise provided
                        --------------     -----
below.

          Section 8.6.2.  Upon any such notice of resignation, the Majority
          -------------
Lenders shall appoint a successor Agent, who shall be a Lender and, so long as no Default or Event of Default exists and is continuing, who shall be reasonably satisfactory to the Borrower and in any event shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Five Hundred Million Dollars ($500,000,000).

          Section 8.6.3.  If a successor Agent shall not have been so appointed
          -------------
within said 30 day period, the resigning Agent, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, shall then appoint a successor Agent, who shall be a Lender and who shall serve as the Agent, until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent as provided above.

          Section 8.6.4.  If no successor Agent has been appointed pursuant to
          -------------
Sections 8.6.2 or 8.6.3 by the 40th day after the date such notice of
--------------    -----
resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Lenders shall thereafter perform all the duties of the resigning Agent under the Financing Documents including without limitation directing the Borrower on how to submit Requests and Interest Rate Elections and otherwise on administration of the Agent's duties under the Financing Documents and the Borrower shall comply therewith so long as such directions do not have a Material Adverse Effect on the Borrower or any Subsidiary until such time, if any, as the Majority Lenders, and so long as no Default or Event of Default exists and is continuing, with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Agent, as provided above.

          Section 8.7.  Successor Agent.   Upon the acceptance of any
          -----------   ---------------
appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent, shall be discharged from its duties and obligations as the Agent under the Financing Documents. After any retiring Agent's resignation hereunder as the Agent the provisions of this Article 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under the Financing Documents.


                                   ARTICLE 9.

                                 MISCELLANEOUS

     Section 9.1.  Consent to Jurisdiction and Service of  Process.
     -----------   ----------------------- --------------- -------

          Section 9.1.1.  Except to the extent prohibited by applicable law,
          -------------
the Borrower irrevocably:

            Section 9.1.1.1.  agrees that any suit, action, or other legal
            ---------------
proceeding arising out of any of the Financing Documents or any of the Loans may be brought in the courts of record of The Commonwealth of Massachusetts, the State of New Jersey, the State of Delaware or any other state(s) in which any of the Borrower's assets are located or the courts of the United States located in The Commonwealth of Massachusetts, the State of New Jersey, the State of Delaware or any other state(s) in which any of the Borrower's assets are located;

            Section 9.1.1.2.  consents to the jurisdiction of each such court
            ---------------
in any such suit, action or proceeding; and

            Section 9.1.1.3.  waives any objection which it may have to the
            ---------------
laying of venue of such suit, action or proceeding in any of such courts.

          For such time as any of the Indebtedness of the Borrower to any Lender and/or the Agent shall be unpaid in whole or in part and/or the Commitment is in effect, the Borrower irrevocably designates the registered agent or agent for service of process of the Borrower as reflected in the records of the Secretary of State of Delaware as its registered agent, and, in the absence thereof, the Secretary of State of Delaware as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by the method provided therefor under Section 9.6 to the Borrower at its address set forth
                        -----------
in this Agreement. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE BORROWER AND THE AGENT AND/OR THE LENDERS WITH RESPECT TO THE FINANCING DOCUMENTS AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     Section 9.2.  Rights and Remedies Cumulative.  No right or remedy
     -----------   ------------------------------
conferred upon or reserved to the Agent and/or the Lenders in any of the Financing Documents is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under any of the Financing Documents or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under any of the Financing Documents, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 9.3.  Delay or Omission not Waiver.  No delay in exercising or
     -----------   ----------------------------
failure to exercise by the Agent and/or the Lenders of any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by any of the Financing Documents or by law to the Agent and/or any of the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Agent and/or any of the Lenders.

     Section 9.4.  Waiver of Stay or Extension Laws.  The Borrower covenants
     -----------   --------------------------------
(to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of any of the Financing Documents; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent and/or any of the Lenders, but will suffer and permit the execution of every such power as though no such law had been enacted, except to the extent the Agent or any Lender is guilty of willful misconduct or gross negligence.

     Section 9.5.  Amendments, etc.  No amendment, modification, termination,
     -----------   ---------------
or waiver of any provision of any of the Financing Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by the Agent and consented to in writing by the Majority Lenders (or by the Agent acting alone if any specific provision of this Agreement provides that the Agent, acting alone, may grant such amendment, modification, termination, waiver or departure) and the Agent shall give any such notice if the Majority Lenders so consent or direct the Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by the Agent and consented to in writing by all of the Lenders if the effect thereof is to (i) change any of the provisions affecting the interest rate on the Loans, (ii) extend or modify the Commitment, (iii) discharge or release the Borrower from its obligation to repay all principal due under the Loans or release any collateral or guaranty for the Loans, (iv) change any Lender's Pro Rata Share of the Commitment or the Loans, (v) modify this
Section 9.5, (vi) change the definition of Majority Lenders, (vii) extend
-----------
any scheduled due date for payment of principal, interest or fees or (viii) permit the Borrower to assign any of its rights under or interest in this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any amendment or modification of this Agreement must be signed by the Borrower, the Agent and at least all of the Lenders consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this Section 9.5 and the Agent shall sign any such
                        -----------
amendment if such Lenders so consent or direct the Agent to do so provided that any Lender dissenting therefrom shall be given an opportunity to sign any such amendment or modification. Any amendment of any of the Security Documents must be signed by each of the parties thereto. No notice to or demand on the Borrower and no consent, waiver or departure from the terms of this Agreement granted by the Agent and/or the Lenders in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 9.6.  Addresses for Notices, etc.  All notices, requests, demands
     -----------   --------------------------
and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telecopied communication) and mailed (provided that in the case of items referred to in the next-to-last sentence of Section 9.1 and the items set forth below as requiring
                         -----------
a copy to legal counsel for the Borrower, the Agent or a Lender, such items shall be mailed by overnight courier for delivery the next Business Day), telecopied or delivered to the applicable party at the addresses indicated below:


     If to the Borrower:

          Boron, LePore & Associates, Inc.
          17-17 Route 208 North
          Fair Lawn, NJ 07410
          Attention:  Patrick G. LePore
          Telecopy:  (201) 791-1121

     With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.9,
                                                 --------------  -----  -----
5.3.10 and 5.3.11):
------     ------

          Goodwin, Procter & Hoar LLP
          Exchange Place
          Boston, MA 02109-2880
          Attention:  John R. LeClaire, P.C.
          Telecopy:  (617) 570-8150

     If to Fleet as the Agent and/or a Lender:

          Thomas W. Davies, Vice President
          Fleet National Bank
          75 State Street, Mail Stop MA BO F04M
          Boston, Massachusetts   02109
          Telecopy  No:  (617)-346-1633

     With a copy to (if given pursuant to any of Sections 5.3.1, 5.3.5, 5.3.9,
                                                 --------------  -----  -----
5.3.10 and 5.3.11)
------     ------

          Hinckley, Allen & Snyder
          One Financial Center
          Boston, Massachusetts  02903
          Attention:  Malcolm Farmer III, Esquire
          Telecopy  No:  (617)-345-9020

     If to any other Lender, to the address set forth on Exhibit 1.9.
                                                         -----------

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, certificates, other items provided pursuant to Section 5.3 and other routine mailings or notices
                           -----------
need not be accompanied by a copy to legal counsel for the Lenders or the Borrower.

     Section 9.7.  Costs, Expenses and Taxes.  The Borrower agrees to pay on
     -----------   -------------------------
demand the reasonable fees (not to exceed $50,000 in connection with the preparation, execution and delivery of the Financing Documents) and out-of-pocket expenses of Messrs. Hinckley, Allen & Snyder, counsel for the Agent and the reasonable fees and out-of-pocket expenses of any local counsel retained by the Agent in connection with the preparation, execution and delivery, administration (excluding expenses of any Lender's sale of a participation in or sale or assignment of all or a portion of such Lender's Commitment or Loans other than any such sale pursuant to Sections 2.2.3 or 2.9.7) of the Financing
                                     --------------     -----
Documents and the reasonable fees and out-of-pocket expenses of counsel and other than Fleet's initial sale or assignment of a portion of Fleet's Commitment and Loans, as to which the Borrower shall pay up to $25,000 of legal and other costs and expenses of Fleet and the Substituted Lender of the Financing Documents and the Loans. The Borrower agrees to pay on demand all reasonable costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Agent and/or any Lender, upon or after the occurrence and during the continuance of any Default or Event of Default, if any, in connection with the enforcement of any of the Financing Documents and any amendments, waivers, or consents with respect thereto. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Financing Documents, and agrees to save the Lenders and the Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees, except those resulting from the Lenders' or Agent's gross negligence or willful misconduct.

     Section 9.8.  Participations.  Subject to compliance with the proviso in
     -----------   --------------
the first sentence of Section 9.11, any Lender may sell participations in all or
                      ------------
part of the Loans made by it and/or its Pro Rata Share of the Commitment or any other interest herein to a financial institution having at least $500,000,000 of assets, in which event the participant shall not have any rights under any of the Financing Documents (the participant's rights against such Lender in respect of that participation to be those set forth in the Agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder or thereunder shall be determined as if such Lender had not sold such participation. Such Lender may furnish any information concerning the Borrower and any Subsidiary in the possession of such Lender from time to time to participants (including prospective participants); provided that such Lender and any participant comply with the proviso in Section 9.11.7 as if any
                                                      --------------
such participant was a Substituted Lender.

     Section 9.9.  Binding Effect; Assignment.  This Agreement shall be binding
     -----------   --------------------------
upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Agent and the Lenders. This Agreement and all covenants, representations and warranties made herein and/or in any of the other Financing Documents shall survive the making of the Loans, the execution and delivery of the Financing Documents and shall continue in effect so long as any amounts payable under or in connection with any of the Financing Documents or any other Indebtedness of the Borrower to the Agent and/or any Lender remains unpaid or the Commitment remains outstanding; provided, however, that Sections 2.2.3 and 9.7 shall, except to
                                     -------- -----     ---
the extent agreed to in a pay-off letter by the Agent and the Lenders in their complete discretion, survive and remain in full force and effect for 90 days following repayment in full of all amounts payable under or in connection with all of the Financing Documents and any other such Indebtedness.

     Section 9.10.  Actual Knowledge.  For purposes of this Agreement, neither
     ------------   ----------------
the Agent nor any Lender shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established pursuant to this Agreement at the Agent or such Lender, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by the Agent or such Lender in accordance with Section 9.6.
                                        -----------

     Section 9.11.  Substitutions and Assignments.  Upon the request of any
     ------------   -----------------------------
Lender, the Agent and such Lender may assign all or any portion of its Pro Rata Share of the Commitment and the Loans to a Federal Reserve Bank and may, subject to the terms and conditions hereinafter set forth, take the actions set forth below to substitute one or more financial institutions having at least $500,000,000 in assets (a "Substituted Lender") as a Lender or Lenders hereunder having an amount of the Loans as specified in the relevant Substitution Agreement executed in connection therewith; provided that no Lender, Selling Lender or Substituted Lender shall have a Pro Rata Share of the Commitment and the Loans in the aggregate of less than 20%, Fleet and/or its Affiliates shall retain for their own account at least 40% of the Term Loan and 40% of the Revolving Credit Loan Commitment and, without the Borrower's written consent, which shall not be unreasonably withheld or delayed, there shall be no more than 3 Lenders and each Lender shall be a financial institution organized under the laws of the United States or any state located therein.

          Section 9.11.1.  In connection with any such substitution the
          --------------
Substituted Lender and the Agent shall enter into a Substitution Agreement in the form of Exhibit 9.11.1 hereto (a "Substitution Agreement") pursuant to which
            --------------
such Substituted Lender shall be substituted for the Lender requesting the substitution in question (any such Lender being hereinafter referred to as a "Selling Lender") to the extent of the reduction in the Selling Lender's portion of the Loans specified therein. In addition, such Substituted Lender shall assume such of the obligations of each Selling Lender under the Financing Documents as may be specified in such Substitution Agreement and this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Lender as a Lender for all purposes under the Financing Documents and to substitute for the then existing Exhibit 1.9 to this Agreement
                                                  -----------
a new Exhibit 1.9 in the form of Schedule A to such Substitution Agreement
      -----------
setting forth the portion of the Loans belonging to each Lender following execution thereof. Each Lender and the Borrower hereby appoint the Agent as Agent on its behalf to countersign and accept delivery of each Substitution Agreement and, to the extent applicable, the provisions of Article 8 hereof shall apply mutatis mutandis with respect to such appointment and anything done
            ------- --------
or omitted to be done by the Agent in pursuance thereof.

          Section 9.11.2.  Without prejudice to any other provision of this
          --------------
Agreement, each Substituted Lender shall, by its execution of a Substitution Agreement, agree that neither the Agent nor any Lender is any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such Substituted Lender in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of the Borrower, any of the Stockholders and/or any of the Subsidiaries or the observance by the Borrower, or any other party of any of its obligations under this Agreement or any of the other

Financing Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of any of the Financing Documents.

          Section 9.11.3.  The Agent shall be entitled to rely on any
          --------------
Substitution Agreement delivered to it pursuant to this Section 9.11 which is
                                                        ------------
complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Lender which is a party thereto, and the Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each Lender prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of their respective rights and obligations hereunder up to 12:00 o'clock Noon on the effective date thereof.

          Section 9.11.4.  Upon delivery to the Agent of any Substitution
          --------------
Agreement pursuant to and in accordance with this Section 9.11 and acceptance
                                                  ------------
thereof by the Agent (which delivery shall be evidenced and accepted exclusively and conclusively by the Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder and in Section 9.11.5, the respective rights of
                                    --------------
each Selling Lender and the Borrower against each other under the Financing Documents with respect to the portion of the Loans being assigned or delegated shall be terminated and each Selling Lender and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section 9.11 as "Discharged Rights and Obligations"); and
                    ------------
(ii) the Borrower and the Substituted Lender shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Lender have assumed and/or acquired the same in place of the Selling Lender in question; and (iii) the Agent, the Substituted Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Lender been an original party to this Agreement as a Lender possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to the Agent.

          Section 9.11.5.  Discharged Rights and Obligations shall not include,
          --------------
and there shall be no termination or release pursuant to this Section 9.11 of
                                                              ------------
(i) any rights or obligations arising pursuant to any of the Financing Documents in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement or,
(ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

          Section 9.11.6.  With respect to any substitution of a Substituted
          --------------
Lender taking place after the Closing Date, the Borrower shall issue to such Substituted Lender and to such Selling Lender, new Notes reflecting the inclusion of such Substituted Lender as a Lender and the reduction in the respective Loans of such Selling Lender, such new Notes to be issued against receipt by the Borrower of the existing Notes of such Lender. The Selling Lender or the Substituted Lender shall pay to the Agent for its own account an assignment fee in the amount of $3,000 for each assignment hereunder, which shall be payable at or before the effective date of the assignment.

          Section 9.11.7.  Each Lender may furnish to any financial institution
          --------------
having at least $500,000,000 in assets which such Lender proposes to make a Substituted Lender or to a Substituted Lender any information concerning such Lender, the Borrower, Stockholders and any Subsidiary in the possession of that Lender from time to time; provided that any Lender providing any confidential information about the Borrower, any of the Stockholders and/or any Subsidiary to any such financial institution shall first obtain such financial institution's agreement to keep confidential any such confidential information.

     Section 9.12.  Payments Pro Rata.  The Agent agrees that promptly after its
     ------------   -----------------
receipt of each payment from or on behalf of the Borrower in respect of any obligations of the Borrower hereunder it shall distribute such payment to the Lenders pro rata based upon their respective Pro Rata Shares, if any, of the obligations with respect to which such payment was received. Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff under Section 2.5.2 or otherwise or banker's lien, by counterclaim or cross
      -------------
action, by the enforcement of any right under the Financing Documents, or otherwise), which is applicable to the payment of the Obligations of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total amount of such Obligation then owed and due to such Lender bears to the total amount of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, except for any amounts received pursuant to Section 2.2.3, then such Lender receiving such excess
                     -------------
payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Borrower to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided further, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     Section 9.13.  Indemnification.  The Borrower irrevocably agrees to and
     ------------   ---------------
does hereby indemnify and hold harmless Agent and each of the Lenders, their agents or employees and each Person, if any, who controls any of the Agent and the Lenders within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.4) (collectively, the "Damages"), joint or
                            -----------
several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to any of the Related Transactions, this Agreement, any of the Notes, any of Loans and/or any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or failure to comply with any applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any Damages which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but excluding any Damages to the extent arising from or due to the gross negligence or willful misconduct of any of the Indemnified Parties or resulting from any untrue statement or alleged untrue statement or omission or alleged omission of a material fact in any written information contained in a writing signed and provided by any of the Indemnified Parties and stated to be specifically for use in any document being filed with the Securities and Exchange Commission or like authority of any state of the United States in order to comply with the Securities Act of 1933 or "Blue Sky" laws of any such state in connection with any registration or qualification of securities thereunder.

     Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.13, notice shall be
                                              ------------
given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties unless, and only to the extent that, such omission materially prejudiced Borrower's ability to defend against such action.

     In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section 9.13 to such Indemnified Party
                                         ------------
with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

     The provisions of Section 9.13 shall be effective only to the fullest
                       ------------
extent permitted by law.

     Section 9.14   Confidentiality  The Agent and the Lenders will maintain the
     ------------   ---------------
 confidentiality of the Database or any trade secrets or proprietary information relating to the Borrower or any Subsidiary which have been identified by an Authorized Representative in writing as confidential on the information itself or otherwise in a written notice received by the Agent and each Lender (the "Confidential Information") and, except as provided below, will exercise the same degree of care that each of the Agent and the Lenders exercises with respect to its own proprietary information to prevent the unauthorized disclosure of the Confidential Information to third parties. Confidential Information shall not include information that either: (a) is in the public domain or in the knowledge or possession of the Agent or the Lenders when disclosed to the Agent or the Lenders, or becomes part of the public domain after disclosure to the Agent or the Lenders by a third party, provided that the Agent or the Lenders do not have actual knowledge that such third party is prohibited from disclosing such information. The terms of this section shall not apply to disclosure of Confidential Information by the Agent or the Lenders that is in their good faith opinion, compelled by laws, regulations, rules, orders or legal process or proceedings or to: (i) any party, including a prospective participant or assignee, who has signed a confidentiality agreement containing terms substantially similar to those contained herein; (ii) legal counsel, examiners, auditors, directors, officers, agents, employees of the Agent or the Lenders and examiners, auditors and investigators having regulatory authority over the

 Agent or the Lenders; or (iii) any party in connection with the exercise of remedies by the Agent or the Lenders after the occurrence of an Event of Default.

     Section 9.15  Governing Law.  This Agreement and each Note shall be
     -----------   -------------
governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts without regard to such state's conflict of laws rules.

     Section 9.16.  Severability of Provisions.  Any provision of this Agreement
     ------------   --------------------------
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 9.17.  Headings.  Article and Section headings in this Agreement
     ------------   --------
are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 9.18.  Counterparts.  This Agreement may be executed and delivered
     ------------   ------------
in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly
authorized, as of December     , 1996.

In the presence of:                 BORON, LEPORE & ASSOCIATES, INC.


_________________________           By:__________________________
                                      Name:
                                      Title:


In the presence of:                 FLEET NATIONAL BANK,
                                    as Agent for the Lenders and as a Lender


_________________________           By:__________________________
                                      Name:
                                      Title:


_________________________           By:__________________________
                                      Name:
                                      Title:

                       FIRST AMENDMENT TO LOAN AGREEMENT

     This First Amendment to Loan Agreement (the "Amendment") is entered into as of July 31, 1997 by and between Boron, LePore & Associates, Inc., a Delaware corporation and formerly a New Jersey corporation with a principal place of business at 17-17 Route 208 North, Fairlawn, NJ 07410 (hereinafter the "Borrower") and Fleet National Bank, a national banking association organized under the laws of the United States and having an office at 75 State Street, Boston, MA 02109 (hereinafter sometimes the "Agent" as Agent for itself and the other Lenders, sometimes "Fleet" and sometimes a "Lender"), BankBoston, N.A. formerly known as The First National Bank of Boston, a national banking association organized under the laws of the United States and having an office at 100 Federal Street, Boston, Massachusetts 02116 as a Lender and each of the other Lenders who now are or hereafter become parties to that certain Loan Agreement by and between the Borrower, the Agent and the Lenders dated December 4, 1996, as amended (the "Agreement"). The Borrower, the Agent and the Lenders hereby mutually agree as follows:

     1. Capitalized terms used herein and not expressly defined herein shall have the respective meanings assigned thereto in the Agreement.

     2. The Agreement is hereby amended, effective as of the date hereof, as follows:

     2.1 The first sentence of Section 2.1.0 of the Agreement shall read as follows:

           "Section 2.10. The Revolving Credit Loans. Each of the Lenders
           -------------  --------------------------
     severally agrees, subject to the terms and conditions of this Agreement, to make Advances of Revolving Credit Loans to the Borrower from time to time after receipt by the Agent from time to time before the Revolving Credit Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with this Agreement, during the period commencing on the Closing Date and ending on the Business Day immediately preceding the Revolving Credit Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed such Lender's Pro Rata Share of the Loan Formula Amount."

     2.2   Section 5.1.11 of the Agreement shall read as follows:

           "Section 5.1.11. Minimum Debt Service Coverage Ratio. Maintain at the
            --------------  -----------------------------------
     end of each fiscal quarter of the Borrower in each period set forth below a ratio of (i) EBITDA less, for the fiscal period in question, the sum of
                         ----
     taxes paid or payable and Capital Expenditures to (ii) the sum of Total Debt Service (EBITDA, taxes paid or payable and Total Debt Service to be multiplied by 2 for purposes of calculation of this ratio for the period ended June 30, 1997 and to be multiplied by 1.33 for purposes of calculation of this ratio for the period ending September 30, 1997) of not less than the ratio set forth below opposite such period, such ratio to be measured (a) at each Borrower fiscal quarter end on or prior to December 31, 1997 for the period commencing January 1, 1997 and ending on such fiscal quarter end and (b) at each Borrower fiscal quarter end thereafter for the rolling four Borrower fiscal quarter period consisting of the Borrower fiscal quarter then ending and the three immediately preceding Borrower fiscal quarters:

           Borrower Fiscal Quarter(s) Ending              Ratio
           ---------------------------------              -----
           March 31, 1997                                 1.40:1.00
           June 30, 1997                                  1.15:1.00
           September 30, 1997                             1.20:1.00
           December 31, 1997                              1.40:1.00
           January 1, 1998 through December 31, 1998      1.30:1.00
           January 1, 1999 through December 31, 1999      1.20:1.00
           January 1, 2000 and thereafter                 1.15:1.00

     2.3   Section 5.2.17, clause (i) of the Agreement shall read as follows:

           "...(i) during 1997 in excess of $2,250,000,..."

     2.4 Section 6.1.6 of the Agreement is amended by changing the reference "...5.1.13..." to "...5.1.14...".

     3. The Agreement, amended as set forth above, is hereby ratified, confirmed and approved.

     4. The Borrower hereby represents and warrants that (i) the Borrower has full power and authority to execute and deliver this Amendment and to perform its obligations hereunder, (ii) the Borrower has taken all corporate action necessary for the execution and delivery by the Borrower of this Amendment and the performance by the Borrower of its obligations hereunder and (iii) this Amendment constitutes the Borrower's valid and binding obligation enforceable against the Borrower in accordance with its terms except to the extent enforceability may be subject to bankruptcy, insolvency, moratorium and other similar laws affecting the rights of creditors generally or the application of principles of equity, whether in an action at law or proceeding in equity.

     5. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Lender under the Agreement nor constitute an amendment of any provision of the Agreement, except as expressly set forth herein. Upon the effectiveness of this Amendment (i) each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein", or words of similar import shall mean and be a reference to the Agreement as amended by this Amendment and (ii) each reference in any Note, or in any of the Financing Documents or Related Transaction Documents to the "Loan Agreement" or the "Agreement" shall mean and be a reference to the Agreement as amended by this Amendment.

     6. This Amendment shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws provisions.

     7. This Amendment may be executed and delivered in any number of counterparts, each of which shall be deemed an original and this Amendment shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment of Loan Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized as of the date first written above.

                                        BORON, LEPORE & ASSOCIATES, INC.


                                        By: /s/ Martin J. Veilleux
                                           -------------------------------------
                                        Name:   Martin J. Veilleux
                                             -----------------------------------
                                        Title:  Controller
                                              ----------------------------------

                                        FLEET NATIONAL BANK, as Agent for
                                        the Lenders and as a Lender


                                        By: /s/ Thomas W. Davies
                                           -------------------------------------
                                        Name:   Thomas W. Davies
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------


                                        BANKBOSTON, N.A. formerly known as
                                        The First National Bank of Boston


                                        By: /s/ Ellen L. Korpi
                                           -------------------------------------
                                        Name:   Ellen L. Korpi
                                             -----------------------------------
                                        Title:  Director
                                              ----------------------------------
#175576vl


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